UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Boston Omaha Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

B O S T O N

O M A H A

CORPORATION

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102

To the Stockholders of Boston Omaha Corporation:

The 2025 Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) of Boston Omaha Corporation, a Delaware corporation (which we refer to as “Boston Omaha,” “BOC,” the “Company,” “we,” “our” or “us”), will be held at The Salvation Army Omaha Kroc Center – Joyce Mammel Assembly Hall located at 2825 Y Street, Omaha, Nebraska 68107 on Monday, August 25, 2025 beginningat 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The purpose of the meeting is to consider and act upon the following matters, as more fully described in the Proxy Statement accompanying this Notice:

1.

To elect six (6) directors of the Company (in addition to the one (1) director elected by the holder of our Class B common stock) to serve a term of one (1) year or until their successors are duly elected and qualified;

2.

To ratify the selection by our Board of Directors (which we refer to as the “Board”) of the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on June 30, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, and at the office of the Secretary of the Company, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, for a period of ten (10) days prior to the Annual Meeting. The Company’s Board recommends voting ‘For’ all directors in Proposal 1 and ‘For’ Proposals 2 and 3.

The proxy materials are available at https://www.iproxydirect.com/boc. You may also request a paper copy of the proxy materials by contacting our transfer agent by either writing to Issuer Direct Corporation, 1 Glenwood Ave., Suite 1001, Raleigh, NC 27603 or by telephoning (866) 752-8683. Whether or not you intend to attend the Annual Meeting, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no additional postage if mailed in the United States. Directions to the Annual Meeting are available by calling us at (857) 256-0079.

On or about July 8, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet, by facsimile or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.

By Order of the Board of Directors,

/s/ Joshua P. Weisenburger

Joshua P. Weisenburger

Secretary

June 30, 2025

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON JUNE 30, 2025 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. IN ADDITION TO VOTING DURING THE ANNUAL MEETING, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER, BY FACSIMILE OR OVER THE INTERNET. STOCKHOLDERS WHO RECEIVED A PAPER COPY OF THE PROXY STATEMENT BY MAIL MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE METHODS.

B O S T O N

O M A H A

CORPORATION

1601 Dodge Street, Suite 3300
Omaha, Nebraska 68102

PROXY STATEMENT FOR THE

2025 ANNUAL MEETING OF STOCKHOLDERS

June 30, 2025

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:	The Board of Directors (which we refer to as the “Board”) of Boston Omaha Corporation (which we refer to as “Boston Omaha,” the “Company,” “we,” “our” or “us”).

Q:	Where and when is the Annual Meeting?

A:

Our Annual Meeting of Stockholders (which we refer to as the “Annual Meeting”) will be held at The Salvation Army Omaha Kroc Center – Joyce Mammel Assembly Hall located at 2825 Y Street, Omaha, Nebraska 68107, on Monday, August 25, 2025 at 10:00 a.m. Central Standard Time (11:00 a.m. Eastern Time).

Q:	Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on June 30, 2025 (which we refer to as the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. If on the Record Date your shares were registered directly in your name with our transfer agent, Issuer Direct Corporation, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 30,872,876 shares of Class A common stock and 580,558 shares of Class B common stock were outstanding. Each share of Class B common stock has 10 votes for each matter brought before the Annual Meeting.

Q:	How do I vote?

A:

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

If you are the stockholder of record of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

1.

You may vote over the Internet. You may vote your shares by following the “VOTE BY INTERNET” instructions on the accompanying proxy card. If you vote over the Internet, you do not need to vote at the Annual Meeting, vote by telephone or complete and mail your proxy card.

2.

You may vote by telephone or by facsimile. You may vote your shares by following the “VOTE BY PHONE” instructions on the accompanying proxy card. You may also vote your shares by following the "VOTE BY FAX" instructions on the accompanying proxy card. If you vote by telephone or by facsimile, you do not need to vote over the Internet, vote at the Annual Meeting or complete and mail your proxy card.

3.

You may vote by mail. You may vote your shares by following the “VOTE BY MAIL” instructions on the accompanying proxy card. If you vote by mail, you do not need to vote over the Internet, vote by telephone or vote at the Annual Meeting.

4.

You may vote at the Annual Meeting. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone or facsimile will be voted on the matters set forth in these proxy materials in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in these proxy materials.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

1.	If you would like to revoke your proxy, you may write to our Secretary stating that you would like to revoke your proxy.

2.

You may submit a new proxy, bearing a later date, by following the “VOTE BY INTERNET” or “VOTE BY PHONE” or "VOTE BY FAX" instructions on the accompanying proxy card by 11:59 p.m. Eastern Time, on August 24, 2025.

3.	If you did not vote over the Internet, the telephone or by fax, you may submit your proxy card by mail, which must be received by August 22, 2025.

4.	You may also vote at the Annual Meeting.

Q:	What constitutes a quorum for the meeting?

A:

A quorum is required for stockholders to conduct business at the Annual Meeting. The holders of capital stock representing a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present or represented by proxy, shall constitute a quorum. On the Record Date there were 31,453,434 shares of our capital stock outstanding, consisting of 30,872,876 shares of Class A common stock and 580,558 shares of Class B common stock. Each share of our Class A common stock is entitled to one (1) vote and each share of our Class B common stock is entitled to 10 votes on each matter brought before the Annual Meeting. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1.

To elect six (6) directors of the Company to serve (along with the one (1) director elected by the holders of our Class B common stock), for a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the selection by the Board of the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.	To vote on an advisory (non-binding) basis to approve the compensation of the named executive officers.

Q:	How many votes do I have?

A:

Each share of our Class A common stock is entitled to one (1) vote on each matter brought before the Annual Meeting. Each share of our Class B common stock is entitled to 10 votes on each matter brought before the Annual Meeting.

Q:	How are votes counted?

A:

With respect to PROPOSAL 1 (Election of Directors), votes may be cast “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you vote “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of nominees.

With respect to PROPOSAL 2 (Ratification of Auditors), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Abstentions and broker non-votes, if any, are not considered votes cast for Proposal 3, and therefore, will not have any effect on the outcome of Proposal 3.

Q:	How many votes are required to approve each item?

A:

With respect to PROPOSAL 1 (Election of Directors), directors shall be elected by a plurality of the votes cast (meaning that the six director nominees who receive the highest number of shares voted “FOR” their election are elected).

With respect to PROPOSAL 2 (Ratification of Auditors), ratification of the selection of auditors requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present or represented by proxy, entitled to vote and voting on the matter.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), approval of the resolution requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock present or represented by proxy, entitled to vote and voting on the matter.

Shares of Class A common stock and Class B common stock will vote together, but as indicated above, Class A common stock is entitled to one (1) vote per share while Class B common stock is entitled to 10 votes per share.

Q:	My shares are held in “street name.” Will my broker vote my shares?

A:

If you hold your shares in “street name,” your broker, bank, trustee or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares. If you do not give your broker, bank, trustee or nominee specific instructions on such a matter, your shares may not be voted. Shares of capital stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:	How does the Board recommend that I vote on the proposals?

A:

The Board recommends that you vote “FOR" all nominees set forth on Proposal 1, to elect six (6) directors of the Company to serve (along with the one (1) director elected by the holder of our Class B common stock), a term of one (1) year or until their successors are duly elected and qualified.

The Board recommends that you vote “FOR” on Proposal 2, to ratify the selection by our Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Board recommends that you vote “FOR” on Proposal 3, to approve on an advisory (non-binding) basis the compensation of the named executive officers.

Q:	What should I do now?

A:

Carefully read this document and determine how you want to vote. Stockholders may deliver their proxies electronically over the Internet, by telephone as outlined on the proxy card or by requesting (if necessary), completing and submitting a properly signed paper proxy card. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board.

Q:	Can I change my vote or revoke my proxy?

A:

Yes. If you are a stockholder of record, you can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting and voting in person. If you hold shares beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee by following the instructions they provided, or, if you have obtained a valid legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person using such proxy.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:	Proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders (the "2026 Annual Meeting"), must be received by us at our principal office in Omaha, Nebraska no later than March 1, 2026 for inclusion in the proxy statement for that meeting. In addition, our Bylaws (as amended and restated to date, which we refer to as our “Bylaws,” as on file with the SEC) require that we be given advance notice of matters that stockholders wish to present for action at an annual meeting of stockholders, as well as ownership thresholds for certain control group nominations and actions, including director nominations (other than matters included in our proxy statement in accordance with Rule 14a-8 of the Exchange Act). The required written notice must be delivered to our Secretary at our principal office at least 90 days but no more than 120 days prior to the first anniversary of the preceding year’s annual meeting or it will be considered untimely. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting and (ii) the seventh day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Assuming that the 2026 Annual Meeting is not advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2025 Annual Meeting, stockholders will need to give us appropriate notice at the address noted above no earlier than May 27, 2026 and no later than June 27, 2026. The advance notice provisions of our Bylaws contain the requirements of the written notice of stockholders and supersede the notice requirement contained in Rule 14a-4(c)(1) under the Exchange Act. In addition to satisfying the advance notice provisions in our Bylaws relating to director nominations, including the earlier notice deadlines set out above, in order to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than June 27, 2026. If the date of the 2026 Annual Meeting changes by more than 30 calendar days from the date of the 2025 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following our public announcement of the date of the 2026 Annual Meeting.

Any director nominee proposals or recommendations for director nominees should include the nominee’s name and qualifications for membership on our Board, including information as specified in Article I, Section 2(c) of our Bylaws, and should be directed to: Secretary, Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

You may also contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

Q:	Who will bear the cost of this solicitation?

A:

The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our directors and officers may, without additional compensation, solicit proxies personally by telephone, email or fax.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We will announce preliminary voting results at the Annual Meeting, and we will disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q:	Who should I contact with questions?

A:

If you have any questions or if you need additional copies of this proxy statement (which we refer to as the “Proxy Statement”) or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact us at Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, telephone number (857) 256-0079 or by email at contact@bostonomaha.com.

Q:	How can I contact Boston Omaha’s transfer agent?

A:	You can contact our transfer agent by either writing to Issuer Direct Corporation, 1 Glenwood Ave., Suite 1001, Raleigh, NC 27603 or by telephoning (866) 752-8683.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on June 30, 2025 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company’s outstanding voting securities consisted of 31,453,434 shares of our capital stock outstanding, of which 30,872,876 shares are Class A common stock and 580,558 shares are Class B common stock. Each share of our Class A common stock is entitled to one (1) vote per share, and each share of our Class B common stock is entitled to 10 votes per share.

Magnolia Capital Fund, LP (which we refer to as “MCF”) controls all of the Company’s Class B common stock. The Magnolia Group, LLC (which we refer to as “Magnolia”), both as a standalone entity and in its role as general partner of MCF and of Magnolia BOC I, LP (each as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page 21 of this Proxy Statement), through its ownership of the Company’s Class A common stock and all of our outstanding Class B common stock control 32.66% of all votes which may be cast at the Annual Meeting.In such role, Magnolia will cast its votes “FOR” (i) the election of each of the Board’s six nominees to serve as directors of the Company, in addition to the one (1) director elected by the holder of our Class B common stock, until the 2026 Annual Meeting of Stockholders, or until their successors are elected and qualified, (ii) the ratification of the selection by the Board of the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and (iii) the approval of a non-binding advisory vote to approve executive officer compensation.

Holders representing a majority in voting power of the Company’s outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank, trustee or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

The proxy materials are available at https://www.iproxydirect.com/boc.

You may vote your shares over the Internet, by telephone, by facsimile, by completing and returning the proxy card via mail, or by attending the Annual Meeting and voting in person. Votes provided over the Internet, by fax or by telephone must be received by 11:59 p.m. Eastern Time on August 24, 2025. Votes provided by mail must be received by August 22, 2025.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (who we refer to as the “Proxy Agents”), will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

We expect representatives from our public accounting firm to be present at the Company’s Annual Meeting in 2025.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy card will be borne by the Company. The Company will request brokerage houses, other nominees, custodians and fiduciaries to forward soliciting materials to beneficial owners of the Company’s voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

Our website address is included several times in this Proxy Statement as a textual reference only and the information on the website is not incorporated by reference into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The number of directors of the Company is established by the Board. Our Board is currently authorized to have seven (7) members which consists of one (1) director elected by the holder of our Class B common stock and six (6) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class.

At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company’s 2026 Annual Meeting of Stockholders, or until their successors are elected and qualified. As described in our Second Amended and Restated Certificate of Amendment (our "Charter"), the holder of Class B common stock has elected Adam K. Peterson to serve as the one (1) director to be elected by the holder of the Class B common stock. The Board has also selected as nominees the following six (6) individuals, all of whom are current directors of the Company: Thomas Burt, David S. Graff, Brendan J. Keating, Frank H. Kenan II, Jeffrey C. Royal and Vishnu Srinivasan for election as directors at the Annual Meeting. The Board knows of no reason why the nominees would be unable or unwilling to serve, but if any such nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the election of each of the Board’s six (6) nominees to serve as directors of the Company until the 2026 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of Class A common stock held by the stockholder on the Record Date and 10 votes for each share of Class B common stock held by the stockholder on the Record Date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the six (6) nominees receiving the highest number of affirmative votes will be elected to the Board as well as our one (1) Class B director previously selected by the holder of our Class B common stock. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

Information Concerning Directors and Director Nominees

The following table sets forth the directors and director nominees of the Company, including Mr. Peterson who has been elected as our one (1) Class B director by the holders of our Class B common stock, and each of the six (6) additional nominees for director, along with their ages as of June 30, 2025 and the year in which their current term of directorship will expire absent their re-election at the Annual Meeting:

Name	Age	Director Since	Current Term Expires	Position(s)	(1)	(2)	(3)
Adam K. Peterson (4)(5)	43	2015	2026	President, Chairman of the Board and Chief Executive Officer
Thomas Burt	52	2024	2025	Director		X	X
David S. Graff	42	2025	2025	Director	Chair	X
Brendan J. Keating (5)	43	2016	2025	Director
Frank H. Kenan II	43	2017	2025	Director	X	Chair	X
Jeffrey C. Royal (5)	49	2019	2025	Director
Vishnu Srinivasan	46	2017	2025	Director	X		Chair

(1) Member of Audit and Risk Committee

(2) Member of Compensation Committee

(3) Member of Nominating and Corporate Governance Committee

(4) Mr. Peterson has been elected as the one (1) Class B director by the holder of our Class B common stock.

(5) Messrs. Peterson, Keating and Royal are not deemed "independent" directors as defined by the Securities and Exchange Commission and the New York Stock Exchange and, as a result, do not serve on any Board committees.

Nominees and Incumbent Directors

Set forth below is the individual selected by the holders of our Class B common stock as the one (1) Class B director as well as the remaining six (6) individuals nominated as directors, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Class B Director:

Adam K. Peterson, age 43, became Chairperson, President and Chief Executive Officer in May 2024 and was previously Co-Chairperson of our Board since February 2015, when he became a member of our Board, and was Co-President and Co-Chief Executive Officer from December 2017 through May 2024. Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC, an SEC registered investment advisor and the general partner of Magnolia Capital Fund, LP and Magnolia BOC I, LP. From August 2020 through January 2022, Mr. Peterson served as Co-Chairperson of the Board and Co-Chief Executive Officer of Yellowstone Acquisition Company (“Yellowstone”), a special purpose acquisition company in which one of our subsidiaries served as sponsor. Yellowstone entered into a business combination agreement with Sky Harbour Group, which was renamed Sky Harbour Group Corporation (“Sky Harbour”) following the consummation of the business combination in January 2022 at which point Mr. Peterson resigned as a director of Yellowstone. Since June 2017, Mr. Peterson has served as a Director of Old Market Capital Corporation, formerly known as Nicholas Financial, Inc., a publicly traded company on the NASDAQ Global Select Market. In March 2022, Mr. Peterson became a Director of Nelnet, Inc., a publicly traded company on the New York Stock Exchange. From November 2005 through August 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LP and related entities. From May 2004 through June 2006, Mr. Peterson was a financial analyst for Kiewit Corporation. Mr. Peterson graduated with a Bachelor of Science degree in Finance from Creighton University. The holder of our Class B common stock has determined that Mr. Peterson’s experience in business operations, investments and financial analysis qualifies him to be a member of the Board in light of the Company’s business and structure.

Class A Directors:

Thomas Burt, age 52, has served as a member of our Board since September 2024. Mr. Burt is currently a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Burt is the President and CEO of ES&S, a company that manufactures and sells voting machine equipment and services. Mr. Burt joined ES&S in 2008, leading sales, customer service, operations and product departments. Before joining ES&S, Mr. Burt developed his general management and sales leadership at McMaster-Carr Supply Company and Andersen Consulting, where he served in a variety of executive management roles. More recently, Mr. Burt worked as an Associate Partner of Gallup Organization, where he was responsible for managing relationships with multiple Fortune 500 clients. Mr. Burt graduated from Nebraska Wesleyan University with a Bachelor of Science degree in Business Administration. Our Board has determined that Mr. Burt’s experience in management services qualifies him to be a member of the Board in light of the Company’s business and structure.

David S. Graff, age 42, has served as a member of our Board since January 2025. Mr. Graff is currently Chair of our Audit and Risk Committee and a member of our Compensation Committee. Mr. Graff is a founder and the CEO of Agile Sports Technologies, Inc, which does business as "HUDL.” Hudl, which was founded 19 years ago, provides online video analysis and coaching tools software for professional, college, high school, club, and youth teams and athletes. Hudl software is used by more than 300,000 teams, serving more than 40 different sports and 180 countries, including the National Hockey League, National Football League, National Basketball Association, and English Premier League. Hudl has more than 3,500 employees in 18 countries. Mr. Graff also serves as a member of the board of directors of Nelnet, Inc., a position he has held since 2014. where he serves on both the Audit Committee and the Risk and Finance Committee. Mr. Graff is also a member of the board of directors of both Assurity, a mutual insurance company and Teammates, a non-profit organization which serves students in grades 3-12 to reach their full potential through mentoring both while in school and after graduation. Previously, Mr. Graff served as a member of the board of directors from 2021 through 2023 of Sportsmap Tech Acquisition Corp., a publicly traded special purpose acquisition company which completed a business combination with MultiSensor AI Holdings, Inc (f/k/a Infrared Cameras Holdings Inc.) in December 2023. Mr. Graff received a Bachelor of Science degree in accounting and computer science from the University of Nebraska-Lincoln and also received his Master in Business Administration degree from the University of Nebraska-Lincoln. Our Board has determined that Mr. Graff's experience at Nelnet and on the board of several private companies, and his business experience in growing his own company, including through acquisitions, qualified him to be a member of the Board as the Company seeks to continue to expand its businesses.

Brendan J. Keating, age 43, has served as a member of our Board since February 2016. Mr. Keating is the Managing Member of Local Asset Management, LLC ("LAM"), a company involved in commercial real estate asset management. From January 2023 through May 2024, Mr. Keating served as a Managing Director of Boston Omaha Asset Management, LLC, a subsidiary of the Company. Following our decision to wind down operations at Boston Omaha Asset Management, LAM was retained in May 2024 to assist us in this wind down process. From August 2015 through March 2023, Mr. Keating served as the Manager and CEO of Logic Real Estate Companies, LLC ("Logic"), a company based in Las Vegas, Nevada, which provides commercial property brokerage and receivership services. Commencing in March 2024, Mr. Keating serves as the non-executive Chairman of Logic. Mr. Keating has also served as a Director of Old Market Capital Corporation since October 2021. A trust controlled by members of Mr. Keating’s family owns a majority of the membership interest in Logic. From 2005 to 2015, Mr. Keating was employed at The Equity Group, a company providing services to the commercial real estate market in brokerage, investment, management, development, consulting, tax appeal and facility maintenance services. Mr. Keating served as a principal of The Equity Group from 2007 to 2015. Mr. Keating has a Bachelor of Science degree in Finance and Entrepreneurship from Creighton University. Our Board has determined that Mr. Keating’s experience in commercial real estate brokerage, investment and asset management services qualifies him to be a member of the Board in light of the Company’s business interests.

Frank H. Kenan II, age 43, has served as a member of our Board since June 2017. Mr. Kenan is also currently the Chair of our Compensation Committee and a member of each of the Audit and Risk Committee and the Nominating and Corporate Governance Committee. Since August 2014, Mr. Kenan has served as the Co-Founder and Principal of KD Capital Management, LLC, the investment manager of KD Capital, L.P., a value-oriented investment partnership. From September 2011 to December 2014, Mr. Kenan served as an Investment Analyst at Boulderado Group, LLC. From January 2006 to January 2008, Mr. Kenan served as a Development Associate at Edens & Avant. From May 2005 to January 2006, Mr. Kenan served as an Analyst at Vivum Group. Mr. Kenan currently serves as a member of the board of directors of Flagler Systems, Inc. a privately held hospitality and real estate company, where he serves as Chair of the Risk Management and Finance Committee and a member of the Benefits and Compensation Committee. Mr. Kenan also serves on the board of advisors of the University of North Carolina’s Kenan-Flagler Business School and the Family Enterprise Center at Kenan-Flagler Business School. Mr. Kenan holds a Bachelor of Science degree from the College of Charleston and a Master in Business Administration degree from the University of North Carolina at Chapel Hill – Kenan-Flagler Business School. Our Board has determined that Mr. Kenan’s experience in investments and financial analysis qualifies him to be a member of the Board of Directors in light of the Company’s business interests.

Jeffrey C. Royal, age 49, has served as a member of our Board since January 2019. In September 2024, Mr. Royal was elected as Chief Executive Officer of Old Market Capital Corporation. Mr. Royal has served as a director of Old Market Capital Corporation since October 2017 and as its Chairman since January 17, 2019. Since January 2006, Mr. Royal has also been the President of Dundee Bank located in Omaha, Nebraska and also serves as the Chairman and a director of Dundee Bank’s holding company. Mr. Royal served as a Director of Bridges Investment Fund, Inc., a mutual fund which trades on the NASDAQ Stock Market, from 2018 through 2022. Mr. Royal has served on the board of directors of each of Eagle Bank and Tri-Valley Bank since 2009 and 2013, respectively. These banks merged in January 2021 and Mr. Royal serves as the non-executive Chairman of the combined entities, now operating as Riverstone Bank. Mr. Royal has also served as a Director of Brunswick State Bank since 2007. Mr. Royal received both his Bachelor and Master degrees in Business Administration from Creighton University. Our Board has determined that Mr. Royal’s experience in managing banks and other businesses qualifies him to be a member of the Board in light of the Company’s business interests.

Vishnu Srinivasan, age 46, has served as a member of our Board since June 2017. Mr. Srinivasan is also currently the Chair of our Nominating and Corporate Governance Committee and a member of our Audit and Risk Committee. Mr. Srinivasan joined The Ohio State University as its Chief Investment Officer in May 2020. Previously, he was employed by Ganesh Investments, L.L.C., which is focused on public and private equity investments, as a Vice President and then a Managing Director from 2012 through May 2020. Ganesh Investments provides investment advisory services to members of the Pritzker family and their charitable foundations. From November 2009 to October 2012, Mr. Srinivasan was an Analyst at Alyeska Investment Group, a long/short hedge fund. From August 2002 until October 2009, Mr. Srinivasan was a Principal and held various other roles at Berkshire Partners, a private equity fund. Mr. Srinivasan graduated summa cum laude from the Wharton School at the University of Pennsylvania with a degree in Economics. Mr. Srinivasan also received a Master in Business Administration degree from Harvard Business School. Our Board has determined that Mr. Srinivasan’s experience in public and private equity, investment and management services qualifies him to be a member of the Board in light of the Company’s business interests.

There are no family relationships among the current members of our Board or executive officers.

Board Composition, Committees and Director Selection

Members of the Board regularly discuss various business matters informally on numerous occasions throughout the year. During the fiscal year ended December 31, 2024, the Board met five times and acted by unanimous written consent six times. All current directors who served as directors in 2024 attended at least 75% of the aggregate of the meetings of the Board in 2024 and the meetings held by all committees of the Board in 2024 on which they served. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities. We do not have a policy regarding Board members’ attendance at the annual meetings of stockholders. All of the directors who served on the Board at the time attended our 2024 Annual Meeting of Stockholders.

Our Board maintains certain standing committees consisting of Board members other than Messrs. Peterson, Keating and Royal. The Board has assigned certain of the Board’s responsibilities to such committees. The Board has three separate standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board does not have a formal policy on whether the role of Chief Executive Officer and Chairman of the Board should be separate. However, Mr. Peterson currently serves as both Chief Executive Officer and Chairman. Our Board reviews its leadership structure and believes at this time that the Company and its stockholders are best served by having the CEO serve in both positions. Combining the roles fosters accountability, effective decision-making and alignment between interests of our Board and management. Our Board currently has no lead independent director. Our Board expects to periodically review its leadership structure to ensure that it continues to meet the Company’s needs.

Our Audit and Risk Committee currently consists of David S. Graff (the chairman of the committee), Frank H. Kenan II, and Vishnu Srinivasan. The Board has determined that each of the members of the Audit and Risk Committee meets the criteria for independence under the applicable listing standards of the New York Stock Exchange, and that Mr. Graff also qualifies as an “audit committee financial expert” and “independent” as defined by the applicable rules adopted by the SEC and the New York Stock Exchange. The Audit and Risk Committee assists the Board in its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the establishment and performance of our internal audit function, and the performance of the independent auditor. The Audit and Risk Committee was formed in June 2017 and held six meetings and acted by consent two times during the 2024 fiscal year. The Audit and Risk Committee also met informally on several occasions in 2024 in connection with negotiating the Rozek Separation Agreement with Alex B. Rozek, our former Co-Chair and Co-Chief Executive Officer. The Board has adopted a written charter under which the Audit and Risk Committee operates, which satisfies the applicable standards of the SEC and the New York Stock Exchange, and which was amended and restated on March 14, 2023. A copy of the Audit and Risk Committee charter is available on the Corporate Governance section of our website and at https://s29.q4cdn.com/675306481/files/doc_downloads/governance/2023/03/Boston-Omaha-Amended-and-Restated-Audit-Committee-Charter-Adopted-March-14-2023.pdf.

Our Compensation Committee currently consists of Frank H. Kenan II (the chairman of the committee), Thomas Burt and David S. Graff. The Compensation Committee is authorized to review our compensation and benefits plans to ensure they meet our corporate objectives, approve the compensation structure of our executive officers, evaluate our executive officers’ performance, and advise on salary, bonus, and other incentive and equity compensation. The Board has adopted a written charter under which the Compensation Committee operates, which was amended and restated on March 14, 2023. The Compensation Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2024, no compensation consultant was engaged for employee or executive compensation. The Compensation Committee was created in June 2017 and held two meetings and acted by consent three times during the 2024 fiscal year. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable New York Stock Exchange listing standards. A copy of the Compensation Committee charter is available on the Corporate Governance section of our website and at https://s29.q4cdn.com/675306481/files/doc_downloads/governance/2023/03/Boston-Omaha-Amended-and-Restated-Compensation-Committee-Charter-Adopted-March-14-2023.pdf.

Our Nominating and Corporate Governance Committee currently consists of Vishnu Srinivasan (the chairman of the committee), Thomas Burt and Frank H. Kenan II. The Nominating and Corporate Governance Committee is primarily concerned with identifying individuals qualified to become members of our Board, selecting the director nominees for each annual meeting of stockholders (including the nominees in Proposal 1), selection of the director candidates to fill any vacancies on our Board and the development of our corporate governance guidelines and principles. The Board has adopted a written charter under which the Nominating and Corporate Governance Committee operates, which was amended and restated on March 14, 2023. The charter instructs the Nominating and Corporate Governance Committee to consider any nominations of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee was created in June 2017 and held two meetings and acted by consent two times during the 2024 fiscal year. A copy of the Nominating and Corporate Governance Committee charter is available on the Corporate Governance section of our website and at https://s29.q4cdn.com/675306481/files/doc_downloads/governance/2023/03/Boston-Omaha-Amended-and-Restated-Nominating-Committee-Charter-Adopted-March-14-2023.pdf.

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board through recommendations from members of the Nominating and Corporate Governance Committee and other Board members and executive officers of the Company and will consider candidates who are recommended by stockholders, as described below. These factors focus on skills, expertise or background and may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

We are committed to diversity in all aspects of our business and activities and at all levels of our business, including our Board. Our Board highly values diversity and supports the election and appointment of diverse candidates to the Board. The Board believes that having directors of diverse perspectives, opinions, backgrounds, skills and experiences contributes to a balanced and effective Board. The Board is committed to administering a director election process that encourages and promotes consideration of diverse candidates for nomination and election of directors to the Board. The Board encourages our stockholders to consider diversity when nominating individuals for member director positions. In selecting nominees for independent director positions, we have in the past and will continue to consider many factors, with an emphasis on perspectives, opinions, backgrounds, skills and experiences.

On June 5, 2017, we amended and restated our Bylaws providing for advance notice requirements for stockholder proposals at meetings and ownership thresholds for certain control group nominations and actions. Prior to June 5, 2017, we did not have a policy that permitted stockholders to recommend candidates for election as directors or a process for stockholders to send communications to the Board.

The Nominating and Corporate Governance Committee will evaluate new director candidates in view of the criteria described above, as well as other factors the Nominating and Corporate Governance Committee deems to be relevant, through reviews of biographical and other information, input from others, including members of the Board and executive officers of the Company, and personal discussions with the candidate when warranted by the results of these other assessments. The Nominating and Corporate Governance Committee will evaluate any director candidates recommended by stockholders under the same process. In determining whether to recommend to the Board the nomination of a director who is a member of the Board, the Nominating and Corporate Governance Committee will review the Board performance of such director and solicit feedback about the director from other members of the Board.

Director Compensation

In July 2018, our Board adopted a policy whereby directors who are not directly employed by us or by any of our wholly owned subsidiaries each receive cash compensation at the rate of $10,000 per year for all services, including both Board and committee membership. Commencing July 1, 2022, we increased this pay to outside directors to $30,000 per year in cash for their services as directors. In June 2024, the Board agreed to not provide cash compensation to outside directors through June 2025. Commencing in January 2023, we also awarded each outside director $30,000 of our Class A common stock vesting on June 30, 2023 and thereafter in July 2023 we awarded each outside director $30,000 of our Class A common stock vesting on June 30, 2024 or the day immediately preceding the date of the 2024 Annual Meeting of Stockholders, whichever is earlier. In September 2024, we awarded each outside director $30,000 of our Class A common stock vesting in four equal installments as of the commencement of each fiscal quarter (with shares for the quarter commencing July 1, 2024 paid retroactively). Mr. Peterson is not compensated as a member of the Board. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board.

The following table sets forth information with respect to the compensation of our directors (which excludes Mr. Peterson who serves as our President and Chief Executive Officer, and Mr. Rozek who previously served as our Co-Chief Executive Officer until his resignation in May 2024, as each was then employed by the Company and not eligible for director compensation), for the Company’s last completed fiscal year and for Mr. Graff, who joined our Board in January 2025:

Name	Year	Fees earned or paid in cash ($)	All other compensation ($) (1)	Total ($)
Bradford B. Briner (2)	2024	$15,000	$29,840	$44,840
Thomas Burt (3)	2024	$0	$29,840	$29,840
David S. Graff (4)	2025	$0	$0	$0
Brendan J. Keating (5)	2024	$0	$29,840	$29,840
Frank H. Kenan II	2024	$15,000	$29,840	$44,840
Jeffrey C. Royal	2024	$15,000	$29,840	$44,840
Vishnu Srinivasan	2024	$15,000	$29,840	$44,840

(1)

Consists of 2,000 shares of Class A common stock awarded to each Director serving on the Board as of September 20, 2024, which amount vested in equal installments of 500 shares as of the date of grant and each of October 1, 2024, January 1, 2025 and April 1, 2025. This excludes 1,574 shares of Class A common stock issued to each of Messrs. Briner, Kenan, Royal and Srinivasan on July 5, 2023 and which were subject to forfeiture if the individual no longer served on the Board on June 30, 2024. Based on the closing price of the Company's Class A common stock as of December 31, 2024 of $14.18 per share as reported by the New York Stock Exchange, the value of these unvested shares of Class A common stock at December 31, 2024 for each of Messrs. Briner, Burt, Kenan, Royal and Srinivasan was $13,460 for each of these directors.

(2)

Mr. Briner ceased serving as a director on December 31, 2024 following his election as Treasurer of the State of North Carolina effective January 1, 2025. The Compensation Committee and the Board agreed to accelerate the vesting of the 1,000 shares which would otherwise have vested in 2025 in recognition of Mr. Briner's invaluable service as a member of the Board over the prior eight years.

(3)	Mr. Burt commenced services as a director in September 2024.
(4)	Mr. Graff commenced services as a director in January 2025.
(5)

Mr. Keating did not receive compensation as a director from January 1, 2023 through June 30, 2024 as he was previously employed by Boston Omaha Asset Management, LLC as a Managing Partner during that period of time.

Additionally, in July 2018, the Board adopted a policy whereby each of our non-executive directors is required to hold $50,000 of our Class A common stock (either directly or indirectly), which amount is converted to a fixed share amount using the average closing price of our Class A common stock during the immediately preceding three months for the period ending June 30, 2018 for any non-executive director in July 2018 and three months from the last day of the calendar month preceding the date of appointment of any director appointed thereafter. The non-executive directors are required to achieve fully their respective ownership level within three (3) years, and fifty percent (50%) of the requirement within eighteen (18) months from adoption or election, as applicable. The Board also provided that these guidelines may be modified by the Compensation Committee of the Board. All of our non-executive directors are currently in compliance with all of these ownership guidelines.

We also reimburse all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Directors employed by us receive no director fees. As a result, Messrs. Peterson and Rozek received no compensation as directors of our Company in 2024 or prior years and Mr. Keating began receiving compensation as a director commencing July 1, 2024, after he was no longer employed by Boston Omaha Asset Management, LLC.

Legal Proceedings Involving Directors, Officers or Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, and to our knowledge, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or stockholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

Our Board consists of Messrs. Peterson, Burt, Graff, Keating, Kenan, Royal and Srinivasan. We consider Messrs. Burt, Graff, Kenan and Srinivasan to be “independent” in accordance with the New York Stock Exchange rules including, in the judgment of the Board, the requirement that such directors have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Each of Messrs. Peterson, Keating and Royal are deemed not to be "independent" as Mr. Peterson has a direct employment relationship with us, Mr. Keating had previously been employed by the Company through May 2024, and Mr. Royal in the fall of 2024 became Chief Executive Officer of Old Market Capital Corporation, a business in which entities controlled by Mr. Peterson, reported ownership of 37.6% of its voting securities as of December 17, 2024.

The Board has adopted the following standards to assist it in determining whether a director has a material relationship with us. Under these standards, a director will be considered to have a material relationship with us if he or she is:

(a)	a director who is, or during the past three years was, employed by us, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);
(b)

a director who accepted or has an immediate family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;
(ii)	compensation paid to an immediate family member who is our employee (other than an executive officer);
(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year); or
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;
(d)

a director who is, or has an immediate family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of our executive officers served on the compensation committee of such other entity; or

(f)

a director who is, or has an immediate family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

Ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent.

There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board in making the required independence determinations. None of the directors that were deemed independent had any relationship with us (other than as a director or stockholder).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are or have at any time during the past three years been an officer or employee of ours or was formerly an officer or employee of ours. Except as described below, none of our executive officers serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee. Entities controlled by Mr. Keating serve as the Manager of Logic, in which we have a 30% ownership interest and Mr. Peterson serves as a director of Old Market Capital Corp., in which Mr. Royal now serves as Chief Executive Officer.

Corporate Governance Guidelines

The role of the Board is to ensure that the Company is managed for the long-term benefit of our stockholders. To fulfill this role, the Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the New York Stock Exchange, as applicable, that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agendas, role of the Chairman and Chief Executive Officer, executive sessions, standing Board committees, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management, and management succession planning. A copy of our Corporate Governance Guidelines is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Corporate Governance Guidelines and requests may be directed to Secretary of Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. We expect that any amendments to the Corporate Governance Guidelines, or any waivers of its requirements, will be disclosed on our website as referenced above.

The Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, directors and officers, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Code of Business Conduct and Ethics and requests may be directed to Secretary of Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website as referenced above.

Insider Trading, Hedging and Clawback Policies

We have adopted the Amended and Restated Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees (including members of their immediate families and anyone with whom they share a household) that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any New York Stock Exchange listing standards applicable to the Company. While the Insider Trading Policy does not apply to the Company directly, it is the Company’s practice to follow the same guidelines and restrictions on transactions involving our stock that apply to our directors, officers and employees. Under the Insider Trading Policy, all of our directors, officers, employees and designated consultants are prohibited from engaging in short sales of our securities, trading in derivative securities, including buying or selling puts or calls on our securities, and any enumerated person engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities must first obtain the approval of the Company. Our Insider Trading Policy does allow entering into any margin account arrangement or pledging our securities as collateral for a loan with prior approval by us. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to the full text of such policy, a copy of which can be found as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Board has adopted a "Clawback Policy" that applies to Executive Officers (as defined in the Clawback Policy). The Clawback Policy is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Clawback Policy and requests may be directed to Secretary of Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. We expect that any amendments to the Clawback Policy, or any waivers of its requirements, will be disclosed on our website as referenced above.

Risk Oversight

The business of the Company is managed with the oversight of the Board. While the full Board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Audit and Risk Committee oversees management of enterprise risks as well as financial risks. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted by the Board, which has responsibility for general oversight of risks, but the Audit and Risk Committee of the Board (the “Audit Committee”) assists the Board in fulfilling such oversight responsibilities. Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts a specific strategic session during the year that includes a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews risks with the Board at regular Board meetings as part of management presentations that focus on the Company’s overall operations and presents the steps taken by management to mitigate or eliminate such risks.

The Board does not have a standing risk management committee, but rather administers this oversight function through the Audit Committee and the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling such oversight responsibilities by overseeing our major risk exposures, including significant financial, information technology, and cybersecurity risks, and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our Nominating and Corporate Governance Committee works together with our Audit Committee and they are responsible for overseeing the management of compliance and regulatory risks facing the Company and risks associated with business conduct and ethics. Our Nominating and Corporate Governance Committee also oversees risks associated with corporate governance. In addition, pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Our Board periodically reviews its governance and committee structure to ensure that it continues to meet the Company’s needs.

Communications from Stockholders

The Board has in place a process for stockholders to send communications to the Board. Specifically, the Board will review and give appropriate attention to written communications submitted by stockholders and other interested parties and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairperson of the Nominating and Corporate Governance Committee, c/o Secretary, Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. Stockholders and other interested parties who wish to contact any non-management director, the presiding non-management director or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o Secretary, Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

Executive Officers and Significant Employees

Executive Officers. The following table sets forth information regarding our executive officers as of June 30, 2025:

Name	Age	Officer Since	Position(s)
Adam K. Peterson	43	2015	President, Chairman of the Board and Chief Executive Officer
Joshua P. Weisenburger	42	2017	Chief Financial Officer, Secretary and Treasurer

In addition to the biographical information for Mr. Peterson, which is set forth above under “Incumbent Directors,” set forth below is certain biographical information about Joshua P. Weisenburger, our other executive officer. Our executive officers are elected by, and serve at the discretion of, our Board. None of our officers or directors has any family relationship with any other director or officer. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

Joshua P. Weisenburger, age 42, has served as our Chief Financial Officer, Secretary and Treasurer since June 2017. Mr. Weisenburger, who joined us in 2016, has also previously served as our Chief Accounting Officer and our Controller. Mr. Weisenburger also served as the Chief Financial Officer of Yellowstone from August 2020 through January 2022 when Yellowstone and Sky Harbour completed their business combination. From July 2011 through June 2016, Mr. Weisenburger was employed by Ecolab, Inc., a global leader in water, hygiene and energy technologies and services. At Ecolab, Mr. Weisenburger served first as a finance manager and then as a finance controller throughout various divisions within the company. Prior to his time at Ecolab, Mr. Weisenburger was employed from June 2005 through August 2009 by Kiewit Corporation, a construction, engineering and mining services company, and held several different treasury roles. Mr. Weisenburger graduated with a B.S. in Finance from Creighton University and an MBA from the University of Minnesota - Carlson School of Management.

Significant Employees. In addition to our executive officers, we also employ the following significant employees:

David Herman, age 40, has served as President of General Indemnity Group, LLC (“GIG”) since August 2019 and previously served as GIG’s Chief Operating Officer since January 2019. Prior to joining GIG, Mr. Herman owned Anthros Consulting, Inc., a company that combined business strategy with software systems, data visualization, and analytics expertise, from May 2015 through December 2018. From February 2013 through May 2015, Mr. Herman was employed by McKinsey and Company, specializing in operations, supply chain, and strategic turnarounds. Mr. Herman holds a Ph.D. in Materials Science and Engineering from Northwestern University, a certificate of Management for Scientists and Engineers from the Kellogg School of Management at Northwestern University, and a Bachelor of Science degree in Materials Science and Engineering and minor in Engineering Management from Cornell University.

W. Scott LaFoy, age 63, joined Link Media Holdings, LLC (“Link”) in May 2018 to manage Link’s merger and acquisition activities, was named Interim Chief Executive Officer in December 2019 and Chief Executive Officer in April 2020. From 2015 to 2018, Mr. LaFoy served as general manager for the Chattanooga division of Fairway Outdoor Advertising. From 1999 until its acquisition by Fairway Outdoor Advertising in 2015, Mr. LaFoy owned and operated LaFoy Outdoor Advertising. From 1996 until 1999, he served as Regional President for Clear Channel Outdoor/Eller Media and Regional Director for its predecessor Universal Outdoor. Mr. LaFoy has more than 38 years’ experience in management of outdoor advertising businesses. Mr. LaFoy holds a Bachelor of Arts degree in Interdisciplinary Studies and a minor in History from the University of Central Florida.

Joseph M. Meisinger, age 36, has served as the President of Boston Omaha Broadband, LLC (formerly known as Fiber is Fast, LLC) ("BOB") since August 2024 and as the Chief Financial Officer of BOB since December 2022. Mr Meisinger served as our Chief Accounting Officer from June 2022 through June 2025, and in June 2025, relinquished his role as Chief Accounting Officer to serve as BOB's Chief Executive Officer on a full-time basis. Mr. Meisinger joined Boston Omaha as its Controller in May 2019 and served in that position until his promotion to Chief Accounting Officer. From August 2011 through May 2019, Mr. Meisinger was employed by KPMG LLP most recently as a Senior Manager of KPMG Kansas City’s Audit Practice serving a variety of clients ranging from large public Fortune 500 companies to small start-up companies in various industries. Mr. Meisinger is a Certified Public Accountant. He received both his Bachelor of Science degree in Accounting and a Master of Science degree in Accounting from the University of Kansas.

Robert Thomas, age 61, was appointed as President of United Casualty and Surety Insurance Company (“UCS”) in August 2019 and previously served as UCS’ Chief Operating Officer from October 2017 to August 2019. From April 2011 through March 2017, Mr. Thomas served as President of Hanover Surety and previously served as President of Argo Surety from March 2008 through March 2011. Mr. Thomas has been employed in the surety insurance industry since 2001 and the reinsurance industry from 1987 through 2001. Mr. Thomas holds a Bachelor of Arts degree in Business Administration and Management from the University of Saint Thomas.

Executive Compensation

The following table sets forth information with respect to the compensation of our principal executive officers and the other most highly compensated executive officer other than our principal executive officers for the Company’s last two completed fiscal years:

Name and principal position	Year	Salary ($)	Cash Bonus ($)	Stock Award ($)	All other compensation ($) (1)	Total ($)
Adam K. Peterson	2024	$639,000	-	-	$31,220	$670,220
Chief Executive Officer and President (Principal Executive Officer)	2023	$639,000	-	-	$29,817	$668,817
Alex B. Rozek (2)	2024	$239,625	-	-	$3,369,837	$3,879,462
Previous Co-Chief Executive Officer and Co-President (Principal Executive Officer)	2023	$639,000	-	-	$30,855	$669,855
Joshua P. Weisenburger (3)	2024	$320,000	$190,000	-	$32,391	$542,391
Chief Financial Officer, Secretary and Treasurer (Named Executive Officer)	2023	$290,000	$295,000	$295,000	$30,484	$910,484
(1)

Includes employer contribution to 401(k) plan of 100% of the employee contributions up to 3% of base salary, and 50% of employee contributions up to the next 2% of base salary. Also includes employer portion of life, health, dental and vision insurance coverage.

(2)	In May 2024, the Company, Mr. Rozek and certain affiliated entities controlled by Mr. Rozek entered into a separation agreement as described in greater detail below under "Rozek Separation Agreement" (the "Rozek Separation Agreement") under "Employment Contracts, Termination of Employment and Change in Control Arrangements" on page 18 of this Proxy Statement. All other compensation in 2024 consists of severance payments of $373,333 and, $29,167 in lieu of employee benefits, $250,000 as consideration for certain non-competition and non-solicitation covenants, other compensation totaling $14,837 consisting of employer contribution to 401(k) plan and the employer portion of life, health dental and vision insurance, and 200,000 shares of Sky Harbor Class A common stock transferred by the Company to Mr. Rozek valued at $2,340,000 at the time of transfer. Mr. Rozek has served at our request on the board of directors of Sky Harbour and receives from Sky Harbour both cash fees for serving on its board of directors as well as restricted stock units which vest over a four-year period. As a director of Sky Harbour, Mr. Rozek received director fees of $55,000 and $51,233, in 2024 and 2023, respectively as well as restricted stock grants of 7,000 units in each of 2024 and 2023 valued at $86,310 and $80,500, respectively. The value of these restricted stock units is measured at the grant date fair value calculated in accordance with FASB ASC Topic 718. These payments from Sky Harbour are not included in this Summary Compensation Table.
(3)	Consists of compensation earned by Mr. Weisenburger, our Chief Financial Officer, in 2024 and 2023 consisting of (i) a base salary of $320,000 in 2024 and $290,000 in 2023, (ii) a cash bonus of $140,000 in 2024 and $170,000 in 2023, (iii) a restricted stock grant for 3,322 shares of Class A common stock which was issued in February 2025 for services provided in 2024, and which shares are fully vested as of the date of grant, (iv) a restricted stock grant for 8,440 shares of Class A common stock which was issued in February 2024 for services provided in 2023, and which shares are fully vested as of the date of grant, (v) a restricted stock grant for 11,559 shares of Class A common stock which was issued in January 2023 for services rendered in 2022 and 2021, which shares vested as follows: 5,029 shares vested on the date of the grant, 3,265 shares vested on January 2, 2024 and the remaining 3,265 shares vested on January 2, 2025, and (vi) other compensation of $32,391 in 2024 and $30,484 in 2023. The value of these restricted stock awards is measured at the grant date fair value calculated in accordance with FASB ASC Topic 718. The shares of our Class A common stock issued to Mr. Weisenburger in 2025 and 2024 were issued at his request in lieu of a portion of his cash bonus earned for each of 2024 and 2023, respectively.

401(k) Plan

The named executive officers are eligible to participate in our 401(k) retirement plan in the same manner as other employees. Currently, we match 100% of employee contributions up to the first 3% of the employee’s salary in total and 50% of employee contributions up to the next 2% of the employee’s salary, subject to the statutorily prescribed limit.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following pay versus performance table to illustrate the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and our financial performance.

The table presented below discloses CAP  for the following named executive officers ("NEOs"): (i) our principal executive officer (“PEO”), Mr. Peterson, (ii) our former Co-Chief Executive Officer and Co-President, Mr. Rozek (our "Former Co-PEO"), and (ii) and Joshua Weisenburger, our Chief Financial Officer, who is the only named executive officer currently other than Mr. Peterson ( the “Non-PEO NEO”). Total compensation for our PEO, our former Co-PEO and the Non-PEO NEO is not tied to any specific company performance measures. The amounts set forth below may vary significantly year over year due to factors such as stock price volatility.

Year	Summary Compensation Table ("SCT") Total for PEO - Adam K. Peterson	SCT Total for Former Co- PEO - Alex B. Rozek	CAP to PEO - Adam K. Peterson	CAP to Former Co-PEO - Alex B. Rozek	Average SCT Table Total for Non-PEO NEO (1,4)	Average CAP to Non-PEO NEO (1,4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (2)	Net Income (Loss) Attributable to Common Stockholders	Net Loss from Operations (3)	Total Revenues
2024	$670,220	$3,246,962 (5)	$670,220	$3,246,962 (5)	$542,391	$537,885	$49.35	($1,292,450)	($8,467,478)	$108,274,901
2023	$668,817	$669,855	$668,817	$669,855	$910,484	$846,541	$54.75	($7,004,009)	($8,852,403)	$96,253,736
2022	$612,200	$612,200	$612,200	$612,200	$391,392	$391,392	$92.24	$10,233,400	($5,229,895)	$81,234,194
(1)	Mr. Weisenburger is the Named Executive Officer included as the "Non-PEO NEO" in this Pay versus Performance discussion.
(2)	Calculations are based on the closing per share price for the Company's Class A common stock of $28.73 on December 31, 2021, $26.50 on December 31, 2022, $15.73 as reported on December 31, 2023 and $14.18 as of December 31, 2024.
(3)	Includes depreciation and amortization expenses of $22,179,699 in Fiscal Year 2024, $19,565,035 in Fiscal Year 2023, and $15,123,857 in Fiscal Year 2022.
(4)	Consists of compensation earned by Mr. Weisenburger, our Chief Financial Officer, in 2022, 2023 and 2024 consisting of (i) a base salary of $320,000 in 2024, $290,000 in 2023, and $275,000 in 2022, (ii) a cash bonus of $140,000 in 2024, $170,000 in 2023, and $105,000 in 2022, (iii) a restricted stock grant for 3,322 shares of Class A common stock which was issued in February 2025 for services provided in 2024, and which shares are fully vested as of the date of grant, (iv) a restricted stock grant for 8,440 shares of Class A common stock which was issued in February 2024 for services provided in 2023, and which shares are fully vested as of the date of grant, and (v) a restricted stock grant for 11,559 shares of Class A common stock which was issued in January 2023 for services rendered in 2022 and 2021, which shares vest as follows: 5,029 shares vested on the date of the grant, 3,265 shares vested on January 2, 2024 and the remaining 3,265 shares vested on January 2, 2025. The value of these restricted stock awards is measured at the grant date fair value calculated in accordance with FASB ASC Topic 718. The shares of our Class A common stock issued to Mr. Weisenburger in 2025 and 2024 were issued at his request in lieu of a portion of his cash bonus earned for each of 2024 and 2023, respectively.
(5)	See Note 2 to the Executive Compensation Table on page 15 of this Proxy Statement regarding separation payments made to Mr. Rozek in 2024.

(a)  Each of our PEO and our Former Co-PEO did not receive equity grants for which adjustments to the SCT are required to calculate CAP. The following adjustments were made to calculate the CAP from the compensation included in the SCT for the non-PEO Named Executive Officer.

	Name	Year	Summary Compensation Table Total for PEO	Exclusion of Stock and Option Awards from Summary Compensation Table for PEO	Inclusion of Year-End Fair Value of Equity Awards Granted During Year that Remained Outstanding and Unvested as of Last Day of the Year for PEO	Inclusion of Vesting Date Fair Value of Awards Granted During Year that Vested During Year for PEO	Inclusion of Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for PEO	Exclusion Of Fair Value At Last Day of Prior Year of Equity Awards Forfeited During Year for PEO	CAP Actually Paid to PEO ($)
	Adam K. Peterson	2024	$670,220	-	-	-	-	-	$670,220
PEO		2023	$668,817	-	-	-	-	-	$668,817
		2022	$612,200	-	-	-	-	-	$612,200
	Alex B. Rozek	2024 (6)	$3,246,962	-	-	-	-	-	$3,246,962
Former Co-PEO		2023	$669,855	-	-	-	-	-	$669,855
		2022	$612,200	-	-	-	-	-	$612,200

(6)	See note 2 to the Executive Compensation Table on page 15 of this Proxy Statement regarding separation payments made to Mr. Rozek in May 2024.

Reconciliation of Summary Compensation Table Total to CAP for Non-PEO NEO

Year	2024	2023	2022
SCT Total	$542,391	$910,484	$391,392
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	-	(295,000)	-
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	-	102,717	-
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(5,061)	-	-
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	555	-	-
Plus: Fair Value of Equity Awards Granted and Immediately Vested in the Fiscal Year (7)	-	128,340	-
CAP Total	$537,885	$846,541	$391,392

(7)  Equity grants awarded to Mr. Weisenburger for fiscal years 2023 and 2024, and which were paid in January 2024 and January 2025, respectively, were issued at Mr. Weisenburger's request in lieu of a portion of his cash bonus for that year. The value of these restricted stock awards is measured at the grant date fair value calculated in accordance with FASB ASC Topic 718.

Description of Relationship Between PEOs and Non-PEO NEO CAP and Company Total Shareholder Return (“TSR”)

The following table sets forth the relationship between the CAP to our PEOs, the CAP to our Non-PEO NEO, and the Company’s cumulative TSR from December 31, 2022 through December 31, 2024.

Year	CAP to our First PEO-Adam Peterson	CAP to our Second Former PEO Ales Rozek	CAP to our Non-PEO NEO	Cumulative TSR of $100 Invested Over the Three Most Recently Completed Fiscal Years
2024	$670,220	$3,246,962	$537,885	$49.35
2023	$668,817	$669,855	$846,541	$54.75
2022	$612,200	$612,200	$391,392	$92.24

Description of Relationship Between PEOs and Non-PEO NEO CAP and Net Income

The following table sets forth the relationship between the CAP to our PEOs, the  CAP to our Non-PEO NEO, and the Company’s Net Income (Loss) during the three most recently completed fiscal years.

Year	CAP to our First PEO- Adam Peterson	CAP to our Former Second PEO - Alex Rozek	CAP to our Non-PEO NEO	Net Income (Loss) for the Three Most Recently Completed Fiscal Years (8)
2024	$670,220	$3,246,962	$537,885	($1,292,450)
2023	$668,817	$669,855	$846,541	($7,004,009)
2022	$612,200	$612,200	$391,392	$10,233,400

(8)

Net income (loss) includes depreciation and amortization charges which totaled $22,179,699 in Fiscal Year 2024, $19,565,035 in Fiscal Year 2023 and $15,123,857 in Fiscal Year 2022. During Fiscal Year 2024, we also incurred approximately $4.1 million in one-time employee costs and professional fees associated with the payment of sums to Mr. Rozek under the Separation Agreement.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Peterson Employment Agreement. On August 1, 2015, we entered into an employment agreement with Adam K. Peterson. Mr. Peterson serves as Chief Executive Officer and as President. The employment agreement has a one-year term, with automatic successive one-year renewal terms unless we or Mr. Peterson decline to renew the agreement. The employment agreement originally provided for a base salary at federal minimum wage per year through December 31, 2015, and an annualized base salary of $275,000 thereafter. However, this agreement was amended to delay an increase in the base salary from federal minimum wage until such time as approved by the Compensation Committee. Commencing in December 2019, Mr. Peterson began receiving a base salary of $275,000 per year. This base salary was increased to $286,000 per year commencing January 1, 2020, $425,000 per year commencing January 21, 2021, $600,000 per annum, commencing April 1, 2022 and $639,000 per year commencing January 1, 2023, which is Mr. Peterson's current base salary as of June 30, 2025. The employment agreement also provides for certain severance payments to Mr. Peterson in the event his employment is terminated by us without “Cause” or if Mr. Peterson terminates his employment for “Good Reason.”

Mr. Peterson is eligible to participate in a Management Incentive Bonus Plan, which we refer to as the “MIBP,” effective as of August 1, 2015, under which participants of such plan are eligible to receive cash bonus awards based on achievement by the Company of certain increases in net growth target objectives. Mr. Peterson is eligible to participate in the MIBP pursuant to his employment agreement. The MIBP provides for a bonus pool, determined on an annual basis by the Compensation Committee of the Board, equal to up to 20% of the amount by which our stockholders’ equity for the applicable fiscal year (excluding increases in stockholders’ equity per share resulting from issuances by the Company of its securities or securities of any subsidiary for cash consideration) exceeds 106% of our stockholders’ equity for the preceding fiscal year. On February 27, 2018, the Compensation Committee approved changes to the MIBP, effected through an amendment and restatement of the MIBP, including placing certain caps on the total payments under the MIBP through December 2032 and additional annual caps thereafter, as well as establishing a high water mark under the MIBP so that any decrease in adjusted stockholders’ equity per share in any prior year must be first recouped before the 6% hurdle test is applied. Previously, there were no caps on the amounts payable under the MIBP.

In accordance with the terms of the MIBP, each of Alex B. Rozek and Adam K. Peterson earned a $7,500,000 bonus for 2021 based upon the increase in stockholders’ equity in 2021 (excluding increases in stockholders’ equity per share resulting from issuances by the Company of its securities or securities of any subsidiary for cash consideration) which exceeded 106% of our stockholders’ equity for the preceding fiscal year. On January 10, 2022, the Board, based upon the recommendation of the Compensation Committee, awarded bonuses to each of Mr. Peterson and Mr. Rozek, pursuant to the MIBP. The MIBP is designed to encourage the growth in the Company’s “Adjusted Stockholders’ Equity Per Share,” as defined in the MIBP, based upon the increase in the Company’s stockholders' equity for such fiscal year less any increase arising from the sale of Company securities. Under the MIBP, the total awards shall equal 20% of the amount by which Adjusted Stockholders’ Equity Per Share for the applicable fiscal year exceeds 106% of Adjusted Stockholders’ Equity Per Share for the preceding fiscal year, subject to any limitation on total amounts payable under the bonus plan as may be established by the MIBP and/or the Compensation Committee and in any event subject to a high water mark for the highest level for the Adjusted Stockholders’ Equity Per Share as previously determined by the Compensation Committee based upon the Company’s financial statements as filed with the SEC. Based upon these factors, the Compensation Committee recommended a bonus for each of Mr. Peterson and Mr. Rozek in the amount of $7,192,404.50, for a total bonus payment under the plan of $14,384,809, which recommendation was approved by the Board. The bonus payment was subsequently increased to $7,500,000 for each of Mr. Peterson and Mr. Rozek based upon final adjustments to the calculation of the bonus plan based upon final year end results. In addition to determining the bonuses based upon the formula set forth in the MIBP, the Compensation Committee and Board also took into consideration a number of other factors, including, but not limited to, the lack of any bonus payment to either Mr. Peterson or Mr. Rozek since they began their services as Co-Chief Executive Officers in 2015 and each of Mr. Peterson and Mr. Rozek providing their services to the Company for nominal compensation for four or more years.

In the event that Mr. Peterson’s employment is terminated without "cause" or if he elects to terminate his employment for “Good Reason,” he is entitled to receive severance payments equal to the amounts which would have been payable to him under the MIBP if he had remained with us through the remainder of the fiscal year in which his employment terminated multiplied by a fraction equal to the number of days during the fiscal year that he remained employed by us divided by 365. Severance payments also will include an amount equal to four months’ base salary for each full 12-month period he is employed by us commencing August 1, 2015, except that in no event shall severance payments exceed the then current base salary on a monthly basis multiplied by 12. For purposes of the employment agreement, “Good Reason” means any of the following: (i) a substantial diminution in the duties and responsibilities of the named executive; (ii) a substantial diminution in the named executive’s compensation or benefits; or (iii) relocation of the Company’s place of business in which executive is employed to a location outside of a thirty (30) mile radius of his then current place of employment.

Rozek Separation Agreement. On May 9, 2024, the Company, Alex B. Rozek, and certain other parties set forth therein, entered into a Separation and Stock Repurchase Agreement (the “Rozek Separation Agreement”) in connection with Mr. Rozek’s separation. The Company entered into the Rozek Separation Agreement at the direction and instruction of the Audit and Risk Committee of the Board of the Company, who oversaw the negotiations and approval of this matter pursuant to the governing documents of the Company. Pursuant to Section 2 of the Rozek Separation Agreement, the Company agreed to repurchase from Mr. Rozek and Boulderado Partners, LLC, an entity controlled by Mr. Rozek (“Boulderado,” together with Mr. Rozek, the “Selling Parties”), in the aggregate, 210,000 shares of Company Class A common stock, par value $0.001 per share, 527,780 shares of Company Class B common stock, par value $0.001 per share and 51,994 warrants to acquire 51,994 shares of Company Class B common stock. The aggregate purchase price paid to Mr. Rozek was $9,175,600, comprising (a) a cash payment of $8,800,480 and (b) 36,705 shares of Class A common stock, par value $0.0001 of Sky Harbour. The aggregate purchase price paid to Boulderado was $9,951,113.62, comprised of the following: (a) a cash payment of $7,960,890.90 and (b) 194,738 shares of Sky Harbour Class a common stock. In connection with such repurchase, the Selling Parties provided the Company with customary representations and warranties with respect to the sale of the securities it held, as well as agreed to joint and several indemnification obligations to the Company with respect to such representations and warranties and the statements set forth in the instruments transferring such securities to the Company.

Pursuant to Section 2(e) of the Rozek Separation Agreement, effective as of May 9, 2024, among other things, Mr. Rozek (i) resigned as a manager of Boston Omaha Asset Management, LLC (“BOAM”), a subsidiary of the Company, and (ii) forfeited all of his Class C Units (as defined in the Amended and Restated Limited Liability Company Agreement of BOAM, dated January 6, 2023) to BOAM for no consideration.

Pursuant to the Rozek Separation Agreement, Mr. Rozek received the following separation payments and benefits: (a) 200,000 shares of Sky Harbour Class A common stock as consideration for his efforts in connection with the successful launch of Sky Harbour which was paid in May 2024, (b) severance of $960,000, payable in equal monthly installments over 18 months commencing in May 2024, (c) payment of $75,000 in lieu of employee benefits, payable in equal monthly installments over 18 months commencing in May 2024, and (d) a lump sum payment of $250,000 as consideration for certain non-competition covenants, paid in May 2024. As a result of Mr. Rozek’s departure, he is no longer eligible to participate in the Company’s Management Incentive Bonus Plan and such amounts have not otherwise been reallocated to officers of the Company. In addition, the Company agreed, subject to certain conditions, to nominate and vote to appoint Mr. Rozek as the Company’s representative on the board of directors of Sky Harbour until December 31, 2026. As a condition to the foregoing benefits and the Company’s obligations under the Rozek Separation Agreement, Mr. Rozek entered into a mutual general release of claims with the Company.

Compensation for Joshua Weisenburger. On January 3, 2023, the Compensation Committee approved an increase to the base salary of Joshua P. Weisenburger, the Company’s Chief Financial Officer, effective January 1, 2023, from $275,000 to $290,000 per calendar year. In addition, Mr. Weisenburger was awarded a one-time bonus in the amount of $150,000, of which $105,000 was paid in cash and $45,000 was paid in the Company’s Class A common stock and established a long-term compensation incentive for Mr. Weisenburger of $250,000 in recognition of services provided in 2021 and 2022, such incentive payable in equity in the Company vesting in three equal annual installments on each of January 3, 2023, January 2, 2024 and January 2, 2025, each installment’s vesting subject to Mr. Weisenburger’s continuing employment with the Company as its Chief Financial Officer at the time such installment vests. On February 5, 2024, the Compensation Committee approved an increase to the base salary of Mr. Weisenburger, effective January 1, 2024, from $290,000 to $320,000 per calendar year. In addition, Mr. Weisenburger was awarded fully vested shares of Class A common stock equal to $125,000 in value at the time of grant and a cash bonus in the amount of $170,000. On February 20, 2025, the Compensation Committee approved an increase to the base salary of Mr. Weisenburger, effective January 1, 2025, from $320,000 to $335,000 per calendar year. In addition, Mr. Weisenburger elected to receive in lieu of a portion of his cash bonus fully vested shares of Class A common stock equal to $50,000 in value at the time of grant and a cash bonus in the amount of $140,000.

None of our officers received salary or other compensation as officers and/or directors of Yellowstone Acquisition Company. Following its business combination with Sky Harbour, Mr. Rozek has served on the board of directors of Sky Harbour and has received compensation from Sky Harbour for his services in that role.

Herman Employment Agreement. On January 1, 2019, we hired David Herman to serve as the Chief Operating Officer of our wholly owned subsidiary General Indemnity Group, LLC (“GIG”). On August 9, 2019, Mr. Herman became President of GIG. In connection with the employment of Mr. Herman, GIG and Mr. Herman entered into an employment letter agreement, pursuant to which Mr. Herman currently receives an annual base salary of $375,000 per year. In addition, Mr. Herman is eligible to receive an annual cash bonus, based on achievement of certain performance metrics determined within 30 days of the commencement of each fiscal year, that are tied to personal performance goals, overall company performance measured by growth of gross written premium, and a discretionary amount determined by the Company’s senior management. Mr. Herman also has an option to purchase up to 5% of the currently issued and outstanding units in GIG.  Purchases of these units are subject to certain put and call provisions. To date, Mr. Herman has exercised a portion of the options. In the event Mr. Herman’s employment is terminated by GIG without “Cause” or by Mr. Herman for “Good Reason,” Mr. Herman will be eligible to receive severance pay equal to twelve months’ base salary.

Thomas Employment Agreement. On August 30, 2019, we hired Robert Thomas to serve as the President of United Casualty and Surety Insurance Company (“UCS”), a wholly owned subsidiary of our subsidiary GIG. In connection with the employment of Mr. Thomas, UCS and Mr. Thomas entered into an employment letter agreement, pursuant to which Mr. Thomas receives an annual base salary of $325,000 per year. In addition, Mr. Thomas is eligible to receive an annual bonus based on “Adjusted Pre-Tax Underwriting Income” performance. Mr. Thomas also has an option to purchase up to 2.5% of the currently issued and outstanding units in GIG. Purchases of these units are subject to certain put and call provisions. To date, Mr. Thomas has exercised a portion of the options. In the event that, after five years of employment, Mr. Thomas’s employment is terminated by UCS without “Cause” or by Mr. Thomas for “Good Reason,” Mr. Thomas will be entitled to be paid upon termination for any unvested portions of previously earned bonuses.

Keating Services Agreement. As part of the previously announced wind down of BOAM, BOAM and Brendan J. Keating entered into a Services Agreement pursuant to which Mr. Keating provides management services associated with the wind down of BOAM. These services are provided through a limited liability company owned by Mr. Keating named Local Asset Management LLC (“Local”). As a result, the employment agreement between Mr. Keating and BOAM previously in effect has been terminated and replaced with the Services Agreement between BOAM and Local. The Services Agreement provides for consulting fees which will be reduced over time as assets managed by BOAM are sold. In addition, BOAM and Mr. Keating entered into a customary separation agreement and release. Mr. Keating continues to serve as a member of the Board. Each of Messrs. Peterson, Keating and Rozek, the former holders of Class C units of BOAM, are no longer members of BOAM or have any rights to any distributions from BOAM.

Outstanding Equity Awards at Fiscal Year-End for Named Executive Officer

Mr. Peterson has not received any equity awards from the Company. Mr. Weisenburger has received equity awards in each of 2023 and 2024 of restricted stock which may be issued to him in his discretion (subject to approval by the Compensation Committee) from a portion of any year end cash bonus approved by the Compensation Committee.

Outstanding Equity Awards At Fiscal Year-End (1)

Name and principal position	Grant date of restricted stock award	Number of shares of stock that have not vested (2)	Market value of shares of stock that have not vested (3)
Joshua P. Weisenburger	02/05/2024	-	-
Chief Financial Officer, Secretary and Treasurer	01/03/2023	3,265 (4)	$46,298

(1)

Restricted stock awards are granted at the beginning of each fiscal year based on the individual recipient’s performance during the prior fiscal year and other factors as determined relevant by the Compensation Committee. Restricted stock awards granted in 2023 were in recognition for services performed in 2021 and 2022. In accordance with the Company’s 2022 Long-Term Incentive Plan, an employee may elect to return to the Company a portion of the shares received under the award which have vested in exchange for the Company paying the employee’s portion of the withholding taxes due upon the award. Mr. Peterson has not received any equity awards and the Company to date has not granted stock options to purchase our common stock to our employees or members of our Board.

(2)

Excludes restricted stock awards granted to Mr. Weisenburger on February 12, 2025 for 3,322 shares of Class A common stock and on February 5, 2024 for 8,440 shares of Class A common stock which are fully vested at the time of grant as Mr. Weisenburger elected to receive a portion of his cash bonus in the form of these restricted stock awards.

(3)	Based on the closing price of our common stock on December 31, 2024 of $14.18.
(4)	Consists of the final installment of a restricted stock award which vested on January 2, 2025.

Equity Grant Process

Grants of equity awards to our executive officers are approved by the Compensation Committee at regularly scheduled meetings, or sometimes by unanimous written consent. We have no practice of timing grants of equity awards to coordinate with the release of material nonpublic information, nor have we timed the release of material nonpublic information for the purpose of affecting the value of any compensation of our executive officers. If the Company determines that it is in possession of material nonpublic information on or around an anticipated grant date, the Compensation Committee has the authority to defer the grant date until a date on which the Company is not in possession of material nonpublic information. During 2024, we did not grant stock options or restricted stock to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Form 10-Q or 10-K, or the filing or furnishing of a Form 8-K that disclosed material nonpublic information.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of June 30, 2025 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of each of our Class A common stock and our Class B common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group. As of the close of business on June 30, 2025, 30,872,876 shares of Class A common stock and 580,558 shares of Class B common stock were outstanding. Each share of Class B common stock has 10 votes for each matter brought before the Annual Meeting.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. All Class B common stock is convertible to Class A common stock at the option of the holder. Unless otherwise indicated, the address of each person named in the table is c/o Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

	Class A common stock		Class B common stock
Name of Beneficial Owner	Shares	Percentage of Outstanding Class of Stock	Shares	Percentage of Outstanding Class of Stock	Percentage of Aggregate Voting Power of Class A common stock and Class B common stock (1)	Percentage of Aggregate Economic Interest of Class A common stock and Class B common stock (2)
5% stockholders:
Magnolia Capital Fund, L.P	-	-	580,558	100.00%	15.83%	1.85%
Magnolia BOC I, LP (3)	5,589,253	18.10%			15.24%	17.77%
Adam K. Peterson (3)	587,031	1.90%			1.60%	1.87%
238 Plan Associates LLC (4)	2,444,473	7.92%			6.66%	7.77%
Blackrock, Inc. (5)	1,667,203	5.40%			4.55%	5.30%
Named executive officers and directors:
Adam K. Peterson (5)(6)	6,176,284	20.01%	580,558	100.00%	32.66%	21.48%
Thomas Burt	2,000	*			*	*
David S. Graff	2,000
Brendan J. Keating (7)	147,000	*			*	*
Frank H. Kenan II (8)	305,944	*			*	*
Jeffrey C. Royal	44,750	*			*	*
Vishnu Srinivasan	14,750	*			*	*
Joshua P. Weisenburger	26,181	*			*	*
All directors and officers as a group (8 persons)	6,718,909	21.76%	580,588	100.00%	34.14%	23.21%
*	Less than 1%
(1)	The Percentage of Aggregate Voting Power of Class A common stock and Class B common stock reflects that each share of Class B common stock has 10 votes for each share of Class A common stock and assumes all outstanding Class B common stock warrants are exercised.
(2)	The Percentage of Aggregate Economic Interest is based on both our Class A common stock and Class B common stock combined. The Class B common stock converts to Class A common stock on a 1:1 basis.
(3)	Based upon a Schedule 13D/A filed with the SEC on January 14, 2025, with a current address listed as 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102. The Schedule 13D/A reflects that Mr. Peterson has the direct or indirect right to control the voting of the shares of Class A common stock and Class B common stock owned by Magnolia Capital Fund, L.P., Magnolia MBOC I, LP and shares held by Mr. Peterson directly and for his minor children. The individual holdings of these shareholders are set forth separately under the heading of 5% stockholders but should be deemed as aggregated for purposes of determining voting control over such shares.
(4)	Based upon a Schedule 13G/A filed with the SEC on February 12, 2025, with a current address listed as One Broadway, 9th Floor, Suite 200, Cambridge, MA 02142.
(5)	Based upon a Schedule 13G/A filed with the SEC on January 29, 2024, with a current address listed as 50 Hudson Yards, New York, New York 10001.
(6)	Represents (i) 586,155 shares of Class A common stock owned by Mr. Peterson directly, 876 shares of Class A common stock owned by a trust in which Mr. Peterson holds voting power but disclaims a beneficial interest, and 5,589,253 shares of Class A common stock owned by Magnolia BOC I, LP and (ii) 580,558 shares of Class B common stock. Mr. Peterson serves as the manager of The Magnolia Group, LLC, the general partner of each of Magnolia Capital Fund, L.P. and Magnolia BOC I, LP and votes the shares held by Magnolia BOC I, LP. Mr. Peterson disclaims beneficial ownership with respect to the shares held by MCF and BOC I except to the extent of his respective pecuniary interests therein.
(7)	Represents 50,372 shares of Class A common stock held by a trust established for the benefit of Mr. Keating, 42,028 shares of Class A common stock held by an irrevocable trust for the benefit of Mr. Keating and members of his family, 8,800 shares of Class A common stock held by Mr. Keating, and 45,800 shares of Class A common stock held in retirement and 401(k) accounts for the benefit of Mr. Keating.
(8)	Represents 197,804 shares of Class A common stock held by KD Capital, L.P., of which Mr. Kenan serves as a manager and owns 100% of KD Capital Management, LLC, which is the general partner of KD Capital, L.P., 103,390 shares of Class A common stock held by a trust under which Mr. Kenan is both the trustee and beneficiary, and 4,750 shares of Class A common stock owned directly by Mr. Kenan.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of any publicly traded class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, we believe that our executive officers and directors and ten percent stockholders complied with all Section 16(a) filing requirements during the fiscal year ended December 31, 2024.

Certain Relationships, Related Transactions, and Director Independence

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have with related parties. It does not include all of the provisions of our material arrangements, agreements and transactions with related parties, does not purport to be complete and is qualified in its entirety by reference to the arrangements, agreements and transactions described. We enter into transactions with our stockholders and other entities owned by, or affiliated with, our direct and indirect stockholders in the ordinary course of business. These transactions include, among others, professional advisory, consulting and other corporate services.

Rozek Separation Agreement

On May 9, 2024, the Company and  each of (i) Alex B. Rozek (who then served as the Company's Co-Chair, Co-President and Co-Chief Executive Officer), (ii) Boulderado Partners, LLC ("Boulderado"), an entity controlled by Mr. Rozek, and (iii) certain other parties set forth therein, entered into the Rozek Separation Agreement in connection with Mr. Rozek’s separation from the Company. The Company entered into the Rozek Separation Agreement at the direction and instruction of the Audit and Risk Committee of the Board, which oversaw the negotiations and approval of this matter pursuant to the governing documents of the Company, after retaining input from an independent third party valuation firm which provided valuation analysis necessary for the Board to determine the fair market value of our Class B common stock repurchased from Boulderado.

Securities Repurchase

Pursuant to Section 2 of the Rozek Separation Agreement, the Company repurchased from Mr. Rozek and Boulderado (Boulderado, together with Mr. Rozek, the “Selling Parties”), in the aggregate, 210,000 shares of the Company Class A common stock, 527,780 shares of the Company Class B common stock and a warrant to acquire 51,994 shares of Company Class B common stock. The aggregate purchase price paid to Mr. Rozek was $9,175,600, consisting of (a) a cash payment of $8,800,480 and (b) 36,705 shares of Class A common stock, of Sky Harbour. The aggregate purchase price paid to Boulderado was $9,951,113.62, consisting of (a) a cash payment of $7,960,890.90 and (b) 194,738 shares of Sky Harbour Class A common stock Shares. In connection with such repurchase, the Selling Parties provided the Company with customary representations and warranties with respect to the sale of the securities they held, as well as agreed to joint and several indemnification obligations to the Company with respect to such representations and warranties and the statements set forth in the instruments transferring such securities to the Company. The value of the Sky Harbour Class A common stock was based on the weighted average price per share of Sky Harbour Class A common stock for the 30 days preceding May 9, 2024.

BOAM Matters

Pursuant to the Rozek Separation Agreement, effective as of May 9, 2024, among other things, Mr. Rozek (i) resigned as a manager of BOAM, a subsidiary of the Company, and (ii) forfeited all of his Class C Units (as defined in the Amended and Restated Limited Liability Company Agreement of BOAM, dated January 6, 2023) to BOAM for no consideration. Mr. Peterson and Brendan Keating, both managers of BOAM, also forfeited all of their Class C Units without any consideration paid and BOAM became a wholly owned subsidiary, which is now inactive, other than winding down operations and selling off its remaining assets.

A&R Voting and Right of First Purchase Agreement

In connection with the entry into the Rozek Separation Agreement, Boulderado entered into an amendment (the “First Amendment”) with the Company and Magnolia Capital Fund, L.P. (“Magnolia”), to the Amended and Restated Voting and First Refusal Agreement, dated May 16, 2017, by and among the Company, Boulderado and Magnolia (the “Voting Agreement”). Pursuant to the First Amendment, the parties thereto agreed to remove Boulderado as a party to the Voting Agreement, with Boulderado's rights and obligations under the Voting Agreement terminated effective upon the consummation of the repurchases contemplated by the Rozek Separation Agreement. In connection with the execution of the First Amendment, on May 9, 2024, the Board appointed Adam K. Peterson as the sole Chairman, Chief Executive Officer and President of the Company, as Mr. Rozek's positions as Co-Chief Executive Officer, Co-President and as Co-Chair and a member of the Board and as an officer director or manager of any direct and indirect subsidiaries of the Company ended effective May 9, 2024.

Severance and Other Terms of the Rozek Separation Agreement

Pursuant to the Rozek Separation Agreement, Mr. Rozek has or will receive the following separation payments and benefits: (a) 200,000 shares of Sky Harbour Class A common stock were transferred to Mr. Rozek as consideration for his efforts in connection with the successful launch of Sky Harbour, which shares were transferred from the Company to Mr. Rozek upon the closing of the Rozek Separation Agreement (b) severance of $960,000, payable in equal monthly installments over 18 months, which payments commenced upon the closing of the Rozek Separation Agreement in May 2024, (c) payment of $75,000 in the aggregate in lieu of employee benefits, payable in equal monthly installments over 18 months, which payments commenced upon the closing of the Separation Agreement in May 2024, and (d) a lump sum payment of $250,000 as consideration for certain non-competition covenants, which amount was paid in full upon the closing of the Rozek Separation Agreement. As a result of Mr. Rozek’s departure, he is no longer eligible to participate in the Company’s MIBP Plan and such amounts have not otherwise been reallocated to officers of the Company.

In addition, the Company agreed, subject to certain conditions, to nominate and vote to appoint Mr. Rozek as the Company’s representative on the board of directors of Sky Harbour until December 31, 2026. The Company currently has the right to nominate one of the seven members of the board of directors of Sky Harbour subject to certain conditions. as set forth in a stockholders' agreement by and among Sky Harbour, the Company and certain other significant shareholders in Sky Harbour.

As a condition to the foregoing benefits and the Company’s obligations under the Rozek Separation Agreement, Mr. Rozek entered into a mutual general release of claims with the Company.

Class B Director

The holders of record of the shares of Class B common stock, exclusively and as a separate class, are entitled to elect a director to our Board (which we refer to as the “Class B Director”), which number of Class B Directors may be terminated pursuant to the terms and conditions of our Amended and Restated Voting and First Refusal Agreement. The Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. Matters requiring the approval of the Class B Director are described in our Annual Report on Form 10-K as filed with the SEC on March 28, 2025. All of the shares of Class B common stock are currently owned by MCF as the Company redeemed the Class B common stock previously held by Boulderado in May 2024 and, as a result, the number of Class B directors were reduced from two to one at that time.

In the event of (a) the death of the Class B Director, (b) the incapacitation of the Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of MCF, then the Class B stockholder, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in the Charter. The Amended and Restated Voting and First Refusal Agreement also provides us with the right of first refusal to purchase the Class B common stock proposed to be sold by the holder of Class B common stock.

Registration Rights for Shares Held by MBOC I

On February 22, 2018, the Company entered into a Class A Common Stock Purchase Agreement for the 2018 private placement, pursuant to which the Company raised $150,000,000 through the sale to Magnolia BOC I LP (“MBOC I”), Magnolia BOC II LP (“MBOC II”), and BBOC LP (“BBOC”) of an aggregate of 6,437,768 unregistered shares of our Class A common stock at a price of $23.30 per share, a slight premium to the closing price of shares of Class A common stock of $23.29 on the NASDAQ Capital Market, as reported by NASDAQ on the date of the Class A Common Stock Purchase Agreement. MBOC I is managed by Magnolia. BBOC, which subsequently contributed all of its shares of Class A common stock to MBOC I, was an entity managed by Boulderado. MBOC II was an entity managed by Magnolia until it distributed all of its shares to its partners in June 2021. The limited partners of MBOC I have the right to receive an in-kind distribution of their interests in the partnerships upon written request, subject to certain advance notice requirements. On March 6, 2018, MBOC I, MBOC II and BBOC, entered into a registration rights agreement with the Company pursuant to which the Company became obligated at any time after March 6, 2021 to register up to 6,437,768 shares of Class A common stock held by MBOC I, MBOC II and BBOC upon demand. The registration rights agreement also grants the holders of these shares piggyback registration rights. We subsequently agreed to provide these same registration rights for additional shares of Class A common stock acquired by the limited partners of MBOC I and 238 Plan Associates LLC, the welfare and benefit plan maintained by the Massachusetts Institute of Technology. As a result, 9,698,705 shares of our Class A common stock were subsequently registered on September 21, 2021. Following the expiration of the registration statement registering these shares, we filed a new shelf registration statement on April 25, 2022, which was subsequently declared effective by the SEC on May 12, 2022, and we subsequently filed a prospectus supplement on June 15, 2022 registering all of the 8,297,039 shares of our Class A common stock collectively held by MBOC I (under which the Massachusetts Institute of Technology is the sole beneficial owner), the Massachusetts Institute of Technology and 238 Plan Associates. All of the shares registered are held directly or indirectly for the economic interest of the Massachusetts Institute of Technology and 238 Plan Associates LLC, and no Company officer or director has any economic interest in any of the registered shares. Such registration rights expire upon the earlier of March 31, 2033 or the date all such shares may be freely sold without restriction under Rule 144. Mr. Peterson also receives compensation from Magnolia for his role as manager of Magnolia.

24th Street Acquisition

On May 1, 2023, BOAM acquired 100% of the membership interests in 24th Street Asset Management LLC (“24th Street Management”), a subsidiary of 24th Street Holding Company, LLC. Mr. Keating beneficially owned approximately 92% of the membership interests that were sold to BOAM in the transaction by the members of 24th Street Management (the “Sellers”). As Mr. Keating is a member of the Board and was appointed as a co-managing director of BOAM in early 2023, the Audit and Risk Committee of BOC, comprised of three independent directors, were granted the authority to review, evaluate, and negotiate, or reject, the potential transaction. The Audit and Risk Committee unanimously approved the terms of a membership interest purchase agreement (the "MIPA") and the Board subsequently approved the transaction. The consideration consisted of $2,759,072 in cash at closing, an additional $1,254,102 in cash subject to holdback (the “Holdback Amount”), and 45,644 shares of BOC Class A common stock (based on the average closing price of BOC Class A common stock for the 30 business day period ending two days before the closing date) (the “BOC Shares”). The BOC Shares issued in the transaction are unregistered and have no registration rights. Furthermore, if distributions are paid to 24th Street Management pursuant to 24th Street Management’s gross profits interest (carried interest) held in certain entities (including 24th Street Fund I, LLC and 24th Street Fund II, LLC, collectively, the “Funds”), minus certain compensation bonuses payable (such net amount, the “Net Promote Amount”), that exceed $7,226,672 but are less than equal to $9,635,562, the Sellers will receive, as a release from the Holdback Amount, 52.062% of such excess, such that if the Net Promote Amount equals $9,635,562 (the “Earn-Out Threshold”), the full Holdback Amount will have been released to the Sellers. Furthermore, to the extent that such Net Promote Amount exceeds the Earn-Out Threshold, the Sellers will receive 25% of the amount of such excess (the “Earn-Out”) until the Funds are liquidated or dissolved at which point Sellers’ right to any Earn-Out payment shall extinguish and the Holdback Amount shall expire. In 2024, no sums were due to the Sellers. Mr. Keating, one of our directors, is also a principal owner and Chairman of Logic, an affiliate in which we have an investment.

FIF Utah and FIF St. George

On April 2, 2024, we entered into agreements with the minority members of each of FIF Utah LLC and FIF St. George, LLC, entities controlled by Boston Omaha as majority member, which are engaged in the delivery of broadband services. Under these agreements (collectively, the "FIF Securities Exchange Agreements"), the minority members of each of the entities, which were originally the owners of the related businesses acquired by Boston Omaha in 2020 and 2022, respectively, exchanged their membership interests in the entities for unregistered shares of Boston Omaha Class A common stock. Under these agreements, Alpine Networks, Inc., a company owned by Steven McGhie, the then Chief Executive Officer of Boston Omaha Broadband, and the sole owner of the minority interest in FIF Utah, LLC, exchanged its approximate 17% interest in FIF Utah, LLC for 275,611 shares of Boston Omaha Class A common stock, which for purposes of the transaction was valued at approximately $4,400,000. The two owners of the minority interests in FIF St. George, LLC exchanged their combined 20% interest in FIF St. George, LLC for 563,750 shares of BOC Class A common stock, which for purposes of the transaction was valued at approximately $9,000,000. In each transaction, the value for the unregistered BOC Class A common stock was calculated based on the volume weighted average trading price of a share of Boston Omaha Class A common stock for the 30 trading days ended March 28, 2024 as reported on the New York Stock Exchange. As a result, Boston Omaha Broadband, LLC, a wholly owned subsidiary of Boston Omaha, now owns 100% of the membership interests in each of FIF Utah LLC and FIF St. George, LLC. Under the original operating agreements established for each of FIF Utah LLC and FIF St. George, LLC, each of the Sellers and Boston Omaha held put and call rights for the Sellers’ membership interests. Those rights expired upon the execution of the FIF Securities Exchange Agreements.

Services Agreement with Local Asset Management LLC

As part of its previously announced wind down of BOAM, BOAM and Brendan J. Keating entered into a Services Agreement (the "Services Agreement") effective May 13, 2024 for Mr. Keating to provide management services associated with the wind down of BOAM. Mr. Keating previously served as a managing partner of BOAM prior to May 1, 2024. These services are provided through a limited liability company owned by Mr. Keating named Local Asset Management LLC (“Local”). As a result, the employment agreement between Mr. Keating and BOAM previously in effect was terminated and replaced with the Services Agreement between BOAM and Local. The Services Agreement provides for consulting fees which will be reduced over time as assets managed by BOAM are sold. These assets consist of 24th Street Fund I, LLC, 24th Street Fund II, LLC, Boston Omaha Build for Rent LP, Bore Hirsch, LLC and Bore Fourth Street, LLC (collectively, the "Assets").  Certain of these entities includes independent third party investors. In addition, BOAM and Mr. Keating entered into a customary separation agreement and release. During the term of the Services Agreement, BOAM is obligated to pay Local a fee equal to $45,833.33 per month, which payments began as of May 1, 2024 (the “Guaranteed Fee”); provided, however that the Guaranteed Fee decreases on a quarterly basis following the occurrence of either: (i) Real Estate Asset(s) (as defined in the Services Agreement) being sold and the underlying members of the entities owning the assets receiving their pro rata distribution of the sales proceeds from the sale of such Asset(s) prior to the end of the then applicable quarter, or (ii) the current manager of BOAM is replaced through the governing documents of BOAM (each a “Reduction Event”). As of May 13, 2024, the total gross Asset value of BOAM was $89,895,238 (the “Initial Gross Asset Value”). Following each calendar year quarter, if a Reduction Event has occurred in the preceding quarter, the Guaranteed Fee shall be reduced by the percentage amount equal to product of one (1) minus (2) the product of the (a) gross asset value of the Assets (the numerator), divided by the (b) Initial Gross Asset Value (the denominator). The reduced Guaranteed Fee shall be applied in the calendar quarter immediately following the quarter in which the Reduction Event occurred. The Guaranteed Fee is payable within thirty (30) days of each calendar month in which the Guaranteed Fee is earned, until the Guaranteed Fee is reduced to zero following the sale of all Assets and pro rata distribution of the sale proceeds to the underlying members of each entity, and replacement of BOAM with Local, as applicable. BOAM also agrees to reimburse Local for certain "expenses", which are defined as the reasonable cost of all (a) transportation (including travel on commercial flights within the continental United States for any flight, lodging, and other usual and customary expense while traveling away from Mr. Keating's residence on behalf of BOAM; (b) reimburse the portion of certain independent contractor fees or employee salaries allocated towards the services provided through Local for BOAM, which shall be reconciled between BOAM and Local; and (c) other usual and customary expenses incurred in connection with Local's performing the services under the Services Agreement, but excluding any general overhead or similar costs and expenses, including rent, and personal property and equipment expenses.

In 2024, Local received fees totaling $368,039 under the terms of the Services Agreement. As of April 1, 2025, the Guaranteed Fee has been reduced to $29,725 per month.

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted a written policy (which we refer to as the “Related Party Policy”) for the review, approval or ratification of “Related Party Transactions” by the independent members of the Audit and Risk Committee of our Board. For purposes of the Related Party Policy, a “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any Related Party (as defined therein) has or will have a direct or indirect material interest.

The Related Party Policy defines “Related Party” as any person who is, or, at any time since the beginning of the Company’s last fiscal year, was (1) an executive officer, director or nominee for election as a director of the Company or any of its subsidiaries, (2) a person with greater than five percent (5%) beneficial interest in the Company, (3) an immediate family member of any of the individuals or entities identified in (1) or (2) of this paragraph, and (4) any firm, corporation or other entity in which any of the foregoing individuals or entities is employed or is a general partner or principal or in a similar position or in which such person or entity has a five percent (5%) or greater beneficial interest. Immediate family members (each of which we refer to as a “Family Member”) includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home, other than a tenant or employee.

Prior to the Company entering into any Related Party Transaction, such Related Party Transaction will be reported to our outside corporate counsel who will report the same to the Audit and Risk Committee. Management, with assistance from our outside corporate counsel, will conduct an investigation and evaluation of the Related Party Transaction and will report its findings to the Audit and Risk Committee, including a summary of material facts. The Audit and Risk Committee will review the material facts of all Related Party Transactions which require the Audit and Risk Committee’s approval and either approve or disapprove of the Related Party Transaction, subject to the exceptions described below. If advance notice of a Related Party Transaction has been given to the Audit and Risk Committee and it is not possible to convene a meeting of the Audit and Risk Committee, then the chairman of the Audit and Risk Committee will consider whether the Related Party Transaction is appropriate and, if it is, will approve the Related Party Transaction, with the Audit and Risk Committee being asked to ratify the Related Party Transaction at the next regularly scheduled meeting of the Audit and Risk Committee.

In the event the Audit and Risk Committee does not ratify any such Related Party Transaction, management shall make all reasonable efforts to cancel or annul such Related Party Transaction. In determining whether to approve or ratify a Related Party Transaction, the Audit and Risk Committee will consider all factors it deems appropriate, including the factors listed below in “Review Criteria.”

Entering into a Related Party Transaction without the approval or ratification required by the terms of the Related Party Policy is prohibited and a violation of such policy. In the event the Company’s directors, executive officers or Chief Accounting Officer become aware of a Related Party Transaction that was not previously approved or ratified under the Related Party Policy, such person will promptly notify the Audit and Risk Committee (or, if it is not practicable for the Company to wait for the Audit and Risk Committee to consider the matter, the chairman of the Audit and Risk Committee), which will consider whether the Related Party Transaction should be ratified or rescinded or whether other action should be taken, with such review considering all of the relevant facts and circumstances regarding the Related Party Transaction, including the factors listed below in “Review Criteria.” The chairman of the Audit and Risk Committee will report to the committee at its next regularly scheduled meeting any actions taken under the Related Party Policy pursuant to the authority delegated in this paragraph. The Audit and Risk Committee will also review all of the facts and circumstances pertaining to the failure to report the Related Party Transaction to the Audit and Risk Committee and will take, or recommend to our Board, any action the Audit and Risk Committee deems appropriate.

No member of the Audit and Risk Committee or director of our Board will participate in any discussion or approval of a Related Party Transaction for which he or she is a Related Party, except that the Audit and Risk Committee member or Board member will provide all material information concerning the Related Party Transaction to the Audit and Risk Committee.

If a Related Party Transaction will be ongoing, the Audit and Risk Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit and Risk Committee, on at least an annual basis, will review and assess ongoing relationships with the Related Party to ensure that they are in compliance with the Audit and Risk Committee’s guidelines and that the Related Party Transaction remains appropriate.

Review Criteria. All Related Party Transactions will be reviewed in accordance with the standards set forth in the Related Party Policy after full disclosure of the Related Party’s interests in the transaction. As appropriate for the circumstances, the Audit and Risk Committee will review and consider:

●	the Related Party’s interest in the Related Party Transaction;
●

the terms of the Related Party Transaction, including the approximate dollar value of the amount involved in the Related Party Transaction and the approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction is being undertaken in the ordinary course of business of the Company;
●	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to the Company of, the Related Party Transaction;
●	a description of any provisions or limitations imposed as a result of entering into the Related Party Transaction;
●	whether the proposed transaction includes any potential reputational risk issues for the Company which may arise as a result of or in connection with the Related Party Transaction;
●	whether the proposed transaction would violate any requirements of any Company financing or other material agreements; and
●	any other relevant information regarding the Related Party Transaction or the Related Party.

The Audit and Risk Committee, or its chairman, as applicable, may approve or ratify the Related Party Transaction only if the Audit and Risk Committee determines in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit and Risk Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Party in connection with approval of the Related Party Transaction.

Pre-Approved Related Party Transactions. The Audit and Risk Committee has determined that the following transactions will be deemed pre-approved or ratified and will not require review or approval of the Audit and Risk Committee, even if the aggregate amount involved will exceed $120,000, unless otherwise specifically determined by the Audit and Risk Committee:

●

any employment or compensation by the Company of an executive officer of the Company or any of its subsidiaries if the related compensation conforms with our Company’s compensation policies, if the executive officer is not a Family Member of another executive officer or of a director of our Board; and

●	any compensation paid to a director of our Board if the compensation is consistent with our Bylaws and any compensation policies.

Notwithstanding anything to the contrary in the Related Party Policy, in the event the Bylaws of the Company require review by our Board and/or approval of a Related Party Transaction, the Audit and Risk Committee, and its chairman, will not have the authority to review or approve a Related Party Transaction but will provide a recommendation to our Board for the Board’s use in its consideration of a given Related Party Transaction.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Deloitte & Touche LLP  ("Deloitte & Touche") as the Company’s independent auditors for the fiscal year ending December 31, 2025. During the 2024 and 2023 fiscal years, KPMG LLP ("KPMG") served as the Company’s independent auditors prior to its dismissal by vote of the Audit and Risk Committee on June 18, 2025 following an extensive review and interview process for the Company's independent audit firm. We anticipate that representatives of Deloitte & Touche will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so at the Annual Meeting, and are expected to be available to respond to appropriate questions. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the Annual Meeting, the Board will reconsider the selection of Deloitte & Touche. Even if the selection of Deloitte & Touche is ratified, the Board in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

KPMG's reports on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During each of the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through June 18, 2025, the date of KPMG's dismissal, there were no "disagreements," as that term is defined in Item 304(a)(1)(iv) of the Securities and Exchange Commission's (the "SEC") Regulation S-K ("Regulation S-K"), between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such years.

During the Company’s fiscal years ended December 31, 2013 and 2024, and the subsequent interim period through June 18, 2025, the date that the Audit and Risk Committee selected Deloitte & Touche, the Company did not consult with Deloitte & Touche regarding either of the following: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Deloitte & Touche did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that  Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present or represented by proxy at the Annual Meeting and voting for the proposal is required to approve the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025. The Proxy Agents will vote your shares “FOR” the ratification of the appointment of Deloitte & Touche LLP unless instructions to the contrary are indicated in the enclosed proxy. Prior to June 19, 2025, KPMG LLP served as our independent registered public accounting firm for each of the audit years from 2020 through 2024.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

Fees Paid to the Independent Registered Public Accounting Firm

Our independent auditor during the 2024 and 2023 fiscal years was KPMG LLP. During the 2024 and 2023 fiscal years, the aggregate fees that we paid to KPMG LLP for professional services were as follows:

	Year Ended December 31,
	2024	2023
Audit Fees (1)	$641,630	$781,400
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-
(1)	Fees for audit services include fees associated with the annual audit and the review of our quarterly reports on Form 10-Q, as well as associated consents and comfort letters.

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as associated consents and comfort letters.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by KPMG LLP in the 2024 or 2023 fiscal years.

Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services that, in the opinion of the Audit and Risk Committee, will not impair the independence of the independent registered public accounting firm. Our Audit and Risk Committee annually reviews the audit and permissible non-audit services performed by our independent registered public accounting firm and reviews and approves the fees charged by it. Our Audit and Risk Committee has considered the role of our independent registered public accounting firm in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services was compatible with the maintenance of the independence of our independent registered public accounting firm in the conduct of its auditing functions.

Audit and Risk Committee Report

The consolidated balance sheets of Boston Omaha Corporation and its subsidiaries as of December 31, 2024 and 2023, and the related consolidated statements of operations, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for years ended December 31, 2024 and 2023, are included in the Company’s Annual Report on Form 10-K for the 2024 fiscal year (which we refer to as the “2024 Form 10-K”).

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board, along with the Company’s systems of internal accounting and financial controls. In fulfilling these oversight responsibilities, the Audit and Risk Committee reviewed and discussed with Boston Omaha management the audited financial statements included in the 2024 Form 10-K.

The Audit and Risk Committee has reviewed with KPMG LLP, the independent registered public accounting firm of the Company for fiscal years 2024 and 2023, the matters required to be discussed with the Company’s independent registered public accounting firm under generally accepted auditing standards, including the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Risk Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit and Risk Committee concerning independence and has discussed with KPMG LLP their independence in relation to Boston Omaha for fiscal years 2024 and 2023.

In reliance upon the reviews and discussions referred to above, and subject to the limitations on the roles and responsibilities of the Audit and Risk Committee referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the 2024 Form 10-K for filing with the SEC.

Boston Omaha Corporation, acting through its management and Board of Directors, is responsible for the Company’s financial statements and reporting process, including the systems of internal accounting controls. KPMG LLP is responsible for planning and conducting the annual audit of those financial statements. The Audit and Risk Committee’s role is one of oversight, and therefore in performing its oversight responsibilities, the Audit and Risk Committee is not providing any special assurance as to the Company’s financial statements or any professional certification as to the results of the independent registered public accounting firm.

Submitted by the Audit and Risk Committee:

David S. Graff, Chairman

Frank H. Kenan II

Vishnu Srinivasan

PROPOSAL 3

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the “Dodd-Frank Act”) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote).

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” beginning on page 15 of this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires us to hold the advisory vote on executive compensation at least once every three years, and at our 2018 Annual Meeting of Stockholders, the stockholders cast an advisory vote recommending that “say-on-pay” votes will be held every year.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through attracting, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by offering competitive base salaries to the named executive officers and offering the named executive officers cash bonus incentives based on the growth in the book value of our company (other than due to increases resulting from the sale of our securities).

The vote under this proposal is advisory, and therefore not binding on the Company, the Board or our Compensation Committee. However, our Board, including our Compensation Committee (which is responsible for designing and administering our executive compensation program), values the opinions expressed by stockholders in their vote on this proposal and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Our Board encourages our stockholders to approve the following resolution:

RESOLVED, that the stockholders of Boston Omaha Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” set forth in the Company’s definitive Proxy Statement for the 2025 Annual Meeting of Stockholders.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve this proposal to approve the compensation paid to our named executive officers. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote. The Proxy Agents will vote your shares “FOR” the approval of the non-binding advisory proposal regarding executive compensation unless instructions to the contrary are indicated in the enclosed proxy.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, AS AMENDED, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, AS AMENDED, UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K, AS AMENDED AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE SECRETARY OF BOSTON OMAHA CORPORATION, 1601 DODGE STREET, SUITE 3300, OMAHA, NEBRASKA 68102. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF JUNE 30, 2025, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company’s recent reports on Form 10-K, as amended, and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to Secretary, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, telephone number (857) 256-0079. Copies of our reports are also posted on our website at www.bostonomaha.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the stockholders sharing your same address, please notify your broker and direct your request to Secretary, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, telephone number (857) 256-0079. We will promptly furnish a separate annual report and Proxy Statement to any stockholder so requesting to no longer participate in “householding.”

BOSTON OMAHA CORORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – August 25, 2025 AT 10:00 AM CENTRAL TIME (11:00 AM EASTERN TIME)
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Adam K. Peterson and Joshua P. Weisenburger, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boston Omaha Corporation to be held on Monday, August 25, 2025, at 10:00 a.m. (Central Time) (11:00 a.m. Eastern Time), at The Salvation Army Omaha Kroc Center – Joyce Mammel Assembly Hall located at 2825 Y Street, Omaha, Nebraska 68107, and at any adjournments or postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

	MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
	FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
	INTERNET:	https://www.iproxydirect.com/BOC
	PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF BOSTON OMAHA CORPORATION			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		→	FOR	WITHHOLD
	Election of Directors (other than the Class B common stock Director):					CONTROL ID:
	Thomas Burt		☐	☐
	David S. Graff		☐	☐
	Brendan J. Keating		☐	☐
	Frank H. Kenan II		☐	☐
	Jeffrey C. Royal		☐	☐
	Vishnu Srinivasan		☐	☐

Proposal 2		→	FOR	AGAINST	ABSTAIN
	To ratify the selection by our Board of Directors of the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.		☐	☐	☐

Proposal 3		→	FOR	AGAINST	ABSTAIN
	To approve (on a non-binding advisory basis) the compensation of the named executive officers.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THE BOARD OF DIRECTORS RECOMMENDS VOTING ‘FOR’ ALL DIRECTORS IN PROPOSAL 1, AND ‘FOR’ PROPOSALS 2 AND 3.

MARK HERE FOR ADDRESS CHANGE ☐  New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2025.

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)